FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-05

CD 2016-CD1

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the CD 2016-CD1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-CD1 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(5)	Type	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term
Loan	1	10 Hudson Yards(34)(35)	9.2%	1	GACC	65,000,000	65,000,000	65,000,000	Office	CBD	2.9833333%	0.0128%	Actual/360	120	120	0
Loan	2	Fiserv at 2900 Westside	9.2%	1	GACC	65,000,000	65,000,000	56,242,952	Office	Suburban	4.01000%	0.0184%	Actual/360	120	120	360
Loan	3	Westfield San Francisco Centre(34)	8.5%	1	GACC	60,000,000	60,000,000	60,000,000	Mixed Use	Super Regional Mall / Office	3.39400%	0.0128%	Actual/360	120	120	0
Loan	4	Prudential Plaza(34)(36)	7.1%	1	GACC	50,000,000	50,000,000	44,884,307	Office	CBD	4.61000%	0.0140%	Actual/360	120	108	360
Loan	5	U-Haul AREC Portfolio(34)	6.9%	23	GACC	48,500,000	48,500,000	34,525,465	Self Storage	Self Storage	3.72000%	0.0225%	Actual/360	120	120	300
Property	5	U-Haul N Miami Beach	0.7%	1	GACC	4,572,368	4,572,368		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage At Oso Blanca	0.5%	1	GACC	3,429,275	3,429,275		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage Of Spring Valley	0.4%	1	GACC	3,013,606	3,013,606		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage Of North Brunswick	0.4%	1	GACC	2,909,688	2,909,688		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage Of Marlboro	0.4%	1	GACC	2,840,410	2,840,410		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage Of Forestville Rd	0.4%	1	GACC	2,805,771	2,805,771		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage Of Casa Grande	0.4%	1	GACC	2,667,214	2,667,214		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage Of East Brunswick	0.3%	1	GACC	2,424,740	2,424,740		Self Storage	Self Storage
Property	5.09	U-Haul Coeur D Alene	0.3%	1	GACC	2,251,544	2,251,544		Self Storage	Self Storage
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd	0.3%	1	GACC	2,182,266	2,182,266		Self Storage	Self Storage
Property	5.11	U-Haul Moving & Storage Of Little River	0.3%	1	GACC	2,043,709	2,043,709		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave	0.3%	1	GACC	1,929,400	1,929,400		Self Storage	Self Storage
Property	5	U-Haul Storage Of Cumming	0.3%	1	GACC	1,870,514	1,870,514		Self Storage	Self Storage
Property	5	U-Haul Moving & Storage Of Haines City	0.3%	1	GACC	1,856,658	1,856,658		Self Storage	Self Storage
Property	5.15	U-Haul Storage Of Downtown	0.3%	1	GACC	1,790,844	1,790,844		Self Storage	Self Storage
Property	5.16	U-Haul Moving & Storage Of Salisbury	0.3%	1	GACC	1,770,060	1,770,060		Self Storage	Self Storage
Property	5.17	U-Haul Center Dade County	0.2%	1	GACC	1,628,040	1,628,040		Self Storage	Self Storage
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City	0.2%	1	GACC	1,233,154	1,233,154		Self Storage	Self Storage
Property	5.19	U-Haul Of Stone Mountain	0.2%	1	GACC	1,203,710	1,203,710		Self Storage	Self Storage
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids	0.2%	1	GACC	1,098,061	1,098,061		Self Storage	Self Storage
Property	5.21	U-Haul Center North Irby St	0.1%	1	GACC	1,004,535	1,004,535		Self Storage	Self Storage
Property	5.22	U-Haul Moving And Storage Of West Warner Robins	0.1%	1	GACC	1,004,535	1,004,535		Self Storage	Self Storage
Property	5.23	U-Haul 36th Street	0.1%	1	GACC	969,896	969,896		Self Storage	Self Storage
Loan	6	Birch Run Premium Outlets(34)	6.1%	1	GACC	43,000,000	43,000,000	43,000,000	Retail	Anchored	4.20900%	0.0128%	Actual/360	120	114	0
Loan	7	Hall Office Park 16	6.0%	1	GACC	42,000,000	42,000,000	33,456,919	Office	Suburban	4.08000%	0.0184%	Actual/360	120	120	360
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	5.7%	1	GACC	40,000,000	40,000,000	40,000,000	Mixed Use	Office/Parking	3.47270%	0.0128%	Actual/360	60	60	0
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	4.3%	1	CGMRC	30,000,000	30,000,000	30,000,000	Office	CBD	2.79817647%	0.0140%	Actual/360	120	120	0
Loan	10	60 East 55th Street	3.6%	1	CGMRC	25,000,000	25,000,000	20,049,630	Mixed Use	Office/Retail	4.27000%	0.0184%	Actual/360	120	120	360
Loan	11	Embassy Suites Columbus	3.3%	1	GACC	23,000,000	23,000,000	19,924,646	Hospitality	Full Service	5.05000%	0.0184%	Actual/360	120	113	360
Loan	12	Columbia Gorge Premium Outlets	3.0%	1	GACC	21,350,000	21,350,000	18,696,498	Retail	Anchored	4.52000%	0.0184%	Actual/360	120	114	360
Loan	13	Hilton Garden Inn San Leandro	2.9%	1	CGMRC	20,275,000	20,275,000	17,432,348	Hospitality	Full Service	4.75000%	0.0184%	Actual/360	120	119	360
Loan	14	Deerbrook Commons	2.4%	1	GACC	17,000,000	17,000,000	14,808,678	Retail	Anchored	4.29000%	0.0484%	Actual/360	120	110	360
Loan	15	401 South State Street(34)(35)(36)	2.2%	1	CGMRC	15,760,000	15,742,454	12,871,725	Office	CBD	4.80000%	0.0140%	Actual/360	120	119	360
Loan	16	Oxford Glen Apartments	2.2%	1	GACC	15,500,000	15,482,942	12,680,451	Multifamily	Garden	4.85000%	0.0184%	Actual/360	120	119	360
Loan	17	NY Rite Aid Portfolio	1.7%	4	CGMRC	11,950,830	11,950,830	10,248,370	Retail	Single Tenant	4.65000%	0.0184%	Actual/360	120	119	360
Property	17.01	Rite Aid - Batavia, NY	0.5%	1	CGMRC	3,387,489	3,387,489		Retail	Single Tenant
Property	17.02	Rite Aid - West Seneca, NY	0.5%	1	CGMRC	3,185,236	3,185,236		Retail	Single Tenant
Property	17.03	Rite Aid - Cheektowaga	0.4%	1	CGMRC	2,816,485	2,816,485		Retail	Single Tenant
Property	17.04	Rite Aid - Greece, NY	0.4%	1	CGMRC	2,561,620	2,561,620		Retail	Single Tenant
Loan	18	Kahana Retail(36)	1.7%	1	GACC	11,900,000	11,900,000	9,954,003	Retail	Shadow Anchored	4.69000%	0.0184%	Actual/360	120	113	360
Loan	19	465 Columbus Ave	1.6%	1	GACC	11,500,000	11,500,000	9,296,868	Office	Suburban	4.50000%	0.0184%	Actual/360	120	120	360
Loan	20	Shoppes at Vickery Village	1.5%	1	CGMRC	10,687,500	10,675,464	8,714,261	Mixed Use	Office/Retail	4.75000%	0.0184%	Actual/360	120	119	360
Loan	21	San Marin Shopping Center(36)	1.3%	1	GACC	9,300,000	9,300,000	8,288,337	Retail	Anchored	4.25000%	0.0184%	Actual/360	120	119	360
Loan	22	Mapletree Gardens	1.3%	1	GACC	8,950,000	8,950,000	7,798,680	Multifamily	Garden	4.30000%	0.0184%	Actual/360	120	119	360
Loan	23	North Pacific Plaza	1.2%	1	GACC	8,500,000	8,500,000	6,847,907	Office	CBD	4.40000%	0.0584%	Actual/360	120	120	360
Loan	24	Altmonte Apartments	1.0%	1	GACC	7,100,000	7,100,000	5,778,987	Multifamily	Garden	4.70000%	0.0184%	Actual/360	120	120	360
Loan	25	Fourth & Milliken	1.0%	1	GACC	6,800,000	6,800,000	5,948,913	Retail	Unanchored	4.47000%	0.0859%	Actual/360	120	119	360
Loan	26	Holiday Inn Express Cocoa Beach	0.9%	1	GACC	6,100,000	6,100,000	4,986,681	Hospitality	Limited Service	4.83000%	0.0184%	Actual/360	120	120	360
Loan	27	Huntington Park	0.8%	1	GACC	5,900,000	5,900,000	4,810,328	Multifamily	Garden	4.75000%	0.0184%	Actual/360	120	120	360
Loan	28	Hampton Inn Eugene	0.8%	1	GACC	5,670,000	5,663,303	4,590,365	Hospitality	Limited Service	4.54000%	0.0184%	Actual/360	120	119	360
Loan	29	National Self Storage Portfolio	0.7%	2	GACC	5,000,000	4,994,265	4,065,883	Self Storage	Self Storage	4.67000%	0.0959%	Actual/360	120	119	360
Property	29	Joe Battle	0.4%	1	GACC	3,000,000	2,996,559		Self Storage	Self Storage
Property	29	North Kenazo	0.3%	1	GACC	2,000,000	1,997,706		Self Storage	Self Storage
Loan	30	Shady Haven MHC	0.7%	1	GACC	4,600,000	4,600,000	3,712,348	Manufactured Housing Community	Manufactured Housing Community	4.45000%	0.0184%	Actual/360	120	120	360
Loan	31	Emporia Marketplace	0.6%	1	CGMRC	4,165,000	4,160,729	3,440,930	Retail	Anchored	5.15000%	0.1159%	Actual/360	120	119	360
Loan	32	Fresenius Medical Center Summit	0.5%	1	CGMRC	3,775,000	3,775,000	2,907,484	Office	Medical	4.60000%	0.0184%	Actual/360	120	120	324

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Pari Passu	Pari Passu
			Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
			Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten
Property Flag	ID	Property Name	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)(12)
Loan	1	10 Hudson Yards(34)(35)	0	08/01/2016	09/06/2016	08/06/2026	No	08/06/2026	163,842	1,966,100	1,621,024	19,452,286	120	Hard	Springing	No		4.27x
Loan	2	Fiserv at 2900 Westside	360	07/22/2016	09/06/2016	08/06/2026	No	08/06/2026	310,695	3,728,337			36	Hard	In Place	No		1.66x
Loan	3	Westfield San Francisco Centre(34)	0	07/11/2016	09/01/2016	08/01/2026	No	08/01/2026	172,057	2,064,683	1,069,841	12,838,098	120	Hard	Springing	No		3.79x
Loan	4	Prudential Plaza(34)(36)	360	07/30/2015	09/06/2015	08/06/2025	No	08/06/2025	256,621	3,079,453	1,873,334	22,480,007	36	Hard	In Place	No		1.46x
Loan	5	U-Haul AREC Portfolio(34)	300	07/07/2016	09/06/2016	08/06/2026	Yes	08/06/2036	248,562	2,982,749	235,750	2,828,999		Soft	Springing	No		1.68x
Property	5	U-Haul N Miami Beach
Property	5	U-Haul Moving & Storage At Oso Blanca
Property	5	U-Haul Moving & Storage Of Spring Valley
Property	5	U-Haul Moving & Storage Of North Brunswick
Property	5	U-Haul Moving & Storage Of Marlboro
Property	5	U-Haul Moving & Storage Of Forestville Rd
Property	5	U-Haul Moving & Storage Of Casa Grande
Property	5	U-Haul Moving & Storage Of East Brunswick
Property	5.09	U-Haul Coeur D Alene
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd
Property	5.11	U-Haul Moving & Storage Of Little River
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave
Property	5	U-Haul Storage Of Cumming
Property	5	U-Haul Moving & Storage Of Haines City
Property	5.15	U-Haul Storage Of Downtown
Property	5.16	U-Haul Moving & Storage Of Salisbury
Property	5.17	U-Haul Center Dade County
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City
Property	5.19	U-Haul Of Stone Mountain
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids
Property	5.21	U-Haul Center North Irby St
Property	5.22	U-Haul Moving And Storage Of West Warner Robins
Property	5.23	U-Haul 36th Street
Loan	6	Birch Run Premium Outlets(34)	0	01/07/2016	03/06/2016	02/06/2026	No	02/06/2026	152,917	1,835,007	284,497	3,413,967	114	Hard	Springing	No		3.10x
Loan	7	Hall Office Park 16	360	07/22/2016	09/01/2016	08/01/2026	No	08/01/2026	202,456	2,429,476				Hard	Springing	No		1.53x
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	0	07/11/2016	09/06/2016	08/06/2021	No	08/06/2021	117,364	1,408,373	305,147	3,661,769	60	Hard (Office); Soft (Parking Garage)	Springing (Office); Springing (Parking Garage)	No		5.66x
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	0	07/15/2016	09/06/2016	08/06/2026	Yes	11/06/2028	70,926	851,112	933,859	11,206,308	120	Hard	Springing	No		6.31x
Loan	10	60 East 55th Street	360	07/19/2016	09/06/2016	08/06/2026	No	08/06/2026	123,278	1,479,334				Hard	In Place	No		1.50x
Loan	11	Embassy Suites Columbus	360	12/18/2015	02/06/2016	01/06/2026	No	01/06/2026	124,173	1,490,073			17	Springing Hard	Springing	No		2.22x
Loan	12	Columbia Gorge Premium Outlets	360	01/07/2016	03/06/2016	02/06/2026	No	02/06/2026	108,431	1,301,174			30	Springing Hard	Springing	No		2.18x
Loan	13	Hilton Garden Inn San Leandro	360	06/16/2016	08/06/2016	07/06/2026	No	07/06/2026	105,764	1,269,168			23	Hard	Springing	No		2.20x
Loan	14	Deerbrook Commons	360	10/02/2015	11/06/2015	10/06/2025	No	10/06/2025	84,028	1,008,340			26	Hard	Springing	No		1.75x
Loan	15	401 South State Street(34)(35)(36)	359	06/10/2016	08/06/2016	07/06/2026	No	07/06/2026	82,687	992,247	167,893	2,014,715		Hard	In Place	No		1.82x
Loan	16	Oxford Glen Apartments	359	07/06/2016	08/06/2016	07/06/2026	No	07/06/2026	81,792	981,507				Springing Soft	Springing	No		1.64x
Loan	17	NY Rite Aid Portfolio	360	06/23/2016	08/06/2016	07/06/2026	No	07/06/2026	61,623	739,475			23	Hard	Springing	No		1.42x
Property	17.01	Rite Aid - Batavia, NY
Property	17.02	Rite Aid - West Seneca, NY
Property	17.03	Rite Aid - Cheektowaga
Property	17.04	Rite Aid - Greece, NY
Loan	18	Kahana Retail(36)	360	12/24/2015	02/06/2016	01/06/2026	No	01/06/2026	61,646	739,757			5	Springing Hard	Springing	No		1.40x
Loan	19	465 Columbus Ave	360	07/25/2016	09/06/2016	08/06/2026	No	08/06/2026	58,269	699,226				Hard	Springing	No		1.75x
Loan	20	Shoppes at Vickery Village	359	07/06/2016	08/06/2016	07/06/2026	No	07/06/2026	55,751	669,013				Hard	Springing	No		1.49x
Loan	21	San Marin Shopping Center(36)	360	07/06/2016	08/06/2016	07/06/2026	No	07/06/2026	45,750	549,005			47	Hard	Springing	No		1.52x
Loan	22	Mapletree Gardens	360	07/06/2016	08/06/2016	07/06/2026	No	07/06/2026	44,291	531,492			35	Springing Soft	Springing	No		1.83x
Loan	23	North Pacific Plaza	360	07/25/2016	09/06/2016	08/06/2026	No	08/06/2026	42,565	510,776				Springing Hard	Springing	No		1.45x
Loan	24	Altmonte Apartments	360	07/21/2016	09/06/2016	08/06/2026	No	08/06/2026	36,823	441,879				NAP	NAP	No		1.94x
Loan	25	Fourth & Milliken	360	07/01/2016	08/06/2016	07/06/2026	No	07/06/2026	34,334	412,002			35	Springing Hard	Springing	No		1.46x
Loan	26	Holiday Inn Express Cocoa Beach	360	07/14/2016	09/06/2016	08/06/2026	No	08/06/2026	32,115	385,383				Springing Hard	Springing	No		2.54x
Loan	27	Huntington Park	360	07/27/2016	09/06/2016	08/06/2026	No	08/06/2026	30,777	369,326				Soft	Springing	No		1.56x
Loan	28	Hampton Inn Eugene	359	06/08/2016	08/06/2016	07/06/2026	No	07/06/2026	28,864	346,368				Springing Hard	Springing	No		2.85x
Loan	29	National Self Storage Portfolio	359	07/06/2016	08/06/2016	07/06/2026	No	07/06/2026	25,842	310,102				Soft	Springing	No		1.46x
Property	29	Joe Battle
Property	29	North Kenazo
Loan	30	Shady Haven MHC	360	07/19/2016	09/06/2016	08/06/2026	No	08/06/2026	23,171	278,053				NAP	NAP	No		1.38x
Loan	31	Emporia Marketplace	359	07/01/2016	08/06/2016	07/06/2026	No	07/06/2026	22,742	272,904				Hard	Springing	No		1.49x
Loan	32	Fresenius Medical Center Summit	324	07/13/2016	09/01/2016	08/01/2026	No	08/01/2026	20,367	244,403				Springing Hard	Springing	No		1.40x

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								FIRREA	Cut-Off
			Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year
Property Flag	ID	Property Name	NCF DSCR(8)(11)(12)	Period(13)	Date	Value ($)(14)	As-of Date	(Yes/No)	Ratio(11)(12)(14)	Maturity or ARD(11)(12)(14)	Address	City	County	State	Zip Code	Built	Renovated
Loan	1	10 Hudson Yards(34)(35)	4.18x	0	6	2,150,000,000	07/01/2016	Yes	32.9%	32.9%	10 Hudson Yards	New York	New York	NY	10001	2016	NAP
Loan	2	Fiserv at 2900 Westside	1.52x	0	6	96,800,000	06/27/2016	Yes	67.1%	58.1%	2900 & 2950 Westside Parkway	Alpharetta	Fulton	GA	30004	2001	2015
Loan	3	Westfield San Francisco Centre(34)	3.68x	5	1	1,220,000,000	04/27/2016	Yes	35.5%	35.5%	865 Market Street	San Francisco	San Francisco	CA	94103	1908, 1988	2006
Loan	4	Prudential Plaza(34)(36)	1.34x	0	6	700,000,000	07/20/2016	Yes	59.3%	53.2%	130 East Randolph Street & 180 North Stetson Avenue	Chicago	Cook	IL	60601	1955	1990, 2014-2015
Loan	5	U-Haul AREC Portfolio(34)	1.64x	0	6	140,165,000	Various	Yes	67.4%	48.0%	Various	Various	Various	Various	Various	Various	Various
Property	5	U-Haul N Miami Beach				13,200,000	04/21/2016	Yes			2269 Northeast 163rd Street and 2100 Northeast 162nd Street	North Miami Beach	Miami-Dade	FL	33160 and 33162	1963, 1972, 1985, 2001	NAP
Property	5	U-Haul Moving & Storage At Oso Blanca				9,900,000	04/25/2016	Yes			8701 Oso Blanca Road	Las Vegas	Clark	NV	89166	2009	2013
Property	5	U-Haul Moving & Storage Of Spring Valley				8,700,000	04/25/2016	Yes			5220 South Jones Boulevard	Las Vegas	Clark	NV	89118	1998	2013
Property	5	U-Haul Moving & Storage Of North Brunswick				8,400,000	05/02/2016	Yes			1256 How Lane	North Brunswick	Middlesex	NJ	08902	1988	NAP
Property	5	U-Haul Moving & Storage Of Marlboro				8,200,000	05/02/2016	Yes			409 Highway 9 South	Englishtown	Monmouth	NJ	07726	1988	NAP
Property	5	U-Haul Moving & Storage Of Forestville Rd				8,100,000	04/26/2016	Yes			4014 Forestville Road	District Heights	Prince George’s	MD	20747	2002	NAP
Property	5	U-Haul Moving & Storage Of Casa Grande				7,700,000	04/26/2016	Yes			242 North Camino Mercado	Casa Grande	Pinal	AZ	85122	2008	NAP
Property	5	U-Haul Moving & Storage Of East Brunswick				7,000,000	05/02/2016	Yes			397 State Route 18	East Brunswick	Middlesex	NJ	08816	1993	NAP
Property	5.09	U-Haul Coeur D Alene				6,600,000	04/26/2016	Yes			750 West Appleway Avenue	Coeur d’Alene	Kootenai	ID	83814	1945, 1970, 2011	NAP
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd				6,300,000	04/25/2016	Yes			3083 West Lake Mead Boulevard	North Las Vegas	Clark	NV	89032	2005	2014
Property	5.11	U-Haul Moving & Storage Of Little River				5,900,000	04/21/2016	Yes			3195 Highway 9 East	Little River	Horry	SC	29566	1996	2005
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave				5,570,000	04/21/2016	Yes			12200 Portland Avenue	Burnsville	Dakota	MN	55337	2008	NAP
Property	5	U-Haul Storage Of Cumming				5,400,000	04/21/2016	Yes			3060 Keith Bridge Road	Cumming	Forsyth	GA	30041	2007	2008
Property	5	U-Haul Moving & Storage Of Haines City				5,360,000	04/28/2016	Yes			3307 US Highway 17-92 West	Haines City	Polk	FL	33844	2007	NAP
Property	5.15	U-Haul Storage Of Downtown				5,170,000	04/25/2016	Yes			400 West Ashley Street	Jacksonville	Duval	FL	32202	1925	1996
Property	5.16	U-Haul Moving & Storage Of Salisbury				5,110,000	04/20/2016	Yes			1326 & 1402 North Salisbury Boulevard	Salisbury	Wicomico	MD	21801	1990, 2002, 2005	NAP
Property	5.17	U-Haul Center Dade County				4,700,000	04/21/2016	Yes			5341 Northwest 7th Avenue	Miami	Miami-Dade	FL	33127	1958	NAP
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City				3,560,000	04/27/2016	Yes			2309 Angel Oliva Senior Street	Tampa	Hillsborough	FL	33605	1908	1976
Property	5.19	U-Haul Of Stone Mountain				3,475,000	04/21/2016	Yes			4940 Memorial Drive	Stone Mountain	Dekalb	GA	30083	1988	1990
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids				3,170,000	04/21/2016	Yes			1550 16th Avenue Southwest	Cedar Rapids	Linn	IA	52404	1979	2015
Property	5.21	U-Haul Center North Irby St				2,950,000	04/21/2016	Yes			369 North Irby Street	Florence	Florence	SC	29501	1964	2012
Property	5.22	U-Haul Moving And Storage Of West Warner Robins				2,900,000	04/21/2016	Yes			301 Robins West Parkway	Warner Robins	Houston	GA	31088	1994	1996-2004
Property	5.23	U-Haul 36th Street				2,800,000	04/21/2016	Yes			2460 Northwest 36th Street	Miami	Miami-Dade	FL	33142	1965, 1995	NAP
Loan	6	Birch Run Premium Outlets(34)	2.90x	0	6	207,200,000	12/03/2015	Yes	59.4%	59.4%	12240 South Beyer Road	Birch Run	Saginaw	MI	48415	1985	1986-1996, 2005, 2013
Loan	7	Hall Office Park 16	1.41x	5	1	56,130,017	06/30/2016	Yes	74.8%	59.6%	3001 Dallas Parkway	Frisco	Collin	TX	75034	2014	NAP
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	5.23x	0	6	611,000,000	06/21/2016	Yes	23.6%	23.6%	555 West Fifth Street; 350 South Figueroa Street	Los Angeles	Los Angeles	CA	90013; 90071	1991	2010-2015
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	6.28x	0	6	1,198,000,000	06/03/2016	Yes	35.5%	35.5%	50 Northern Avenue & 11 Fan Pier Boulevard	Boston	Suffolk	MA	02110	2013	NAP
Loan	10	60 East 55th Street	1.40x	0	6	55,000,000	06/01/2016	Yes	45.5%	36.5%	60 East 55th Street	New York	New York	NY	10022	2005	NAP
Loan	11	Embassy Suites Columbus	1.95x	0	6	33,900,000	10/27/2015	Yes	67.8%	58.8%	2886 Airport Drive	Columbus	Franklin	OH	43219	2009	2013
Loan	12	Columbia Gorge Premium Outlets	2.08x	0	6	29,500,000	12/04/2015	Yes	72.4%	63.4%	450 Northwest 257th Way	Troutdale	Multnomah	OR	97060	1991, 1994	NAP
Loan	13	Hilton Garden Inn San Leandro	1.99x	0	6	34,300,000	04/27/2017	Yes	59.1%	50.8%	510 Lewelling Boulevard	San Leandro	Alameda	CA	94579	2002	NAP
Loan	14	Deerbrook Commons	1.54x	0	6	24,490,000	07/19/2016	Yes	69.4%	60.5%	9638 FM 1960 Bypass West	Humble	Harris	TX	77338	1984	NAP
Loan	15	401 South State Street(34)(35)(36)	1.59x	0	6	76,500,000	05/18/2016	Yes	62.4%	51.0%	401 South State Street & 418 South Wabash Street	Chicago	Cook	IL	60605	1892, 1983	2012, 2014
Loan	16	Oxford Glen Apartments	1.50x	0	6	22,400,000	05/19/2016	Yes	69.1%	56.6%	1424 Sycamore Drive	Augusta	Richmond	GA	30909	1949, 1969	2005-2006
Loan	17	NY Rite Aid Portfolio	1.35x	0	6	16,600,000	Various	Yes	72.0%	61.7%	Various	Various	Various	NY	Various	Various	Various
Property	17.01	Rite Aid - Batavia, NY				4,700,000	06/16/2016	Yes			4155 West Main Road	Batavia	Genesee	NY	14020	2001	NAP
Property	17.02	Rite Aid - West Seneca, NY				4,400,000	06/16/2016	Yes			1454 Union Road	West Seneca	Erie	NY	14224	2000	NAP
Property	17.03	Rite Aid - Cheektowaga				3,900,000	06/15/2016	Yes			2561 Union Road	Cheektowaga	Erie	NY	14227	1999	NAP
Property	17.04	Rite Aid - Greece, NY				3,600,000	06/16/2016	Yes			4433 Dewey Avenue	Greece	Monroe	NY	14616	1999	NAP
Loan	18	Kahana Retail(36)	1.34x	0	6	17,200,000	11/01/2015	Yes	69.2%	57.9%	4405 Honoapiilani Highway	Lahaina	Maui	HI	96761	1990	NAP
Loan	19	465 Columbus Ave	1.39x	0	6	17,500,000	05/20/2016	Yes	65.7%	53.1%	465 Columbus Ave	Valhalla	Westchester	NY	10595	1986	2015
Loan	20	Shoppes at Vickery Village	1.35x	0	6	15,450,000	04/25/2016	Yes	69.1%	56.4%	5820, 5830, 5860 Clarion Street; 5802-5854 Vickery Street	Cumming	Forsyth	GA	30040	2006	NAP
Loan	21	San Marin Shopping Center(36)	1.37x	0	6	14,500,000	06/06/2016	Yes	64.1%	57.2%	199 San Marin Drive	Novato	Marin	CA	94945	1981	2000
Loan	22	Mapletree Gardens	1.72x	0	6	12,800,000	06/06/2016	Yes	69.9%	60.9%	6050 Glenmont Drive	Houston	Harris	TX	77081	1971	2015-2016
Loan	23	North Pacific Plaza	1.33x	0	6	11,400,000	06/27/2016	Yes	74.6%	60.1%	1675 Southwest Marlow Avenue	Portland	Washington	OR	97225	1972	2005
Loan	24	Altmonte Apartments	1.78x	0	6	11,210,000	05/05/2016	Yes	63.3%	51.6%	10925 Beamer Road	Houston	Harris	TX	77089	1981-1982	2011, 2015
Loan	25	Fourth & Milliken	1.40x	0	6	10,300,000	06/07/2016	Yes	66.0%	57.8%	9638, 9640, 9668 Milliken Avenue & 11226 Fourth Street	Rancho Cucamonga	San Bernardino	CA	91730	2007	NAP
Loan	26	Holiday Inn Express Cocoa Beach	2.31x	0	6	10,200,000	06/15/2016	Yes	59.8%	48.9%	5575 North Atlantic Avenue	Cocoa Beach	Brevard	FL	32931	2000	2010
Loan	27	Huntington Park	1.45x	0	6	8,700,000	05/01/2017	Yes	67.8%	55.3%	7019 Crowder Boulevard	New Orleans	Orleans	LA	70127	1973	2014-2016
Loan	28	Hampton Inn Eugene	2.57x	0	6	8,600,000	05/23/2017	Yes	65.9%	53.4%	3780 West 11th Avenue	Eugene	Lane	OR	97402	2000	2016
Loan	29	National Self Storage Portfolio	1.42x	0	6	7,700,000	06/06/2016	Yes	64.9%	52.8%	Various	Various	El Paso	TX	79938	2004	NAP
Property	29	Joe Battle				4,575,000	06/06/2016	Yes			3070 Joe Battle Boulevard	El Paso	El Paso	TX	79938	2004	NAP
Property	29	North Kenazo				3,125,000	06/06/2016	Yes			490 North Kenazo Avenue	Horizon City	El Paso	TX	79928	2004	NAP
Loan	30	Shady Haven MHC	1.36x	0	6	6,600,000	06/06/2016	Yes	69.7%	56.2%	150 Old Englewood Road	Englewood	Sarasota	FL	34223	1953	1980, 2015
Loan	31	Emporia Marketplace	1.25x	0	6	5,750,000	04/25/2016	Yes	72.4%	59.8%	200-280 Market Drive	Emporia	Greensville	VA	23847	1995	NAP
Loan	32	Fresenius Medical Center Summit	1.37x	5	1	5,590,000	05/06/2016	Yes	67.5%	52.0%	7320 Archer Avenue	Summit Argo	Cook	IL	60501	2016	NAP

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Net		Loan per Net
			Rentable Area	Units	Rentable Area						Second Most	Second	Second	Second	Third Most	Third
			(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent
Property Flag	ID	Property Name	Rooms/Pads)(4)	Measure	Rooms/Pads) ($)(11)(12)	(# of payments)(15)(16)(17)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)
Loan	1	10 Hudson Yards(34)(35)	1,813,465	Sq. Ft.	390	L(24), D(91), O(5)
Loan	2	Fiserv at 2900 Westside	376,351	Sq. Ft.	173	L(24), D(91), O(5)
Loan	3	Westfield San Francisco Centre(34)	794,521	Sq. Ft.	545	L(24), DorYM1(92), O(4)	T-12 3/31/2016	90,654,772	38,690,784	51,963,988	12/31/2015	88,603,550	37,649,371	50,954,179	12/31/2014	84,621,362
Loan	4	Prudential Plaza(34)(36)	2,269,388	Sq. Ft.	183	L(35), D(79), O(6)	T-12 5/31/2016	55,679,248	32,297,197	23,382,051	12/31/2015	53,321,676	32,167,828	21,153,848	12/31/2014	50,276,294
Loan	5	U-Haul AREC Portfolio(34)	1,223,463	Sq. Ft.	77	L(24), D(92), O(4)	T-12 5/31/2016	13,451,784	3,610,425	9,841,358	12/31/2015	11,127,291	3,411,829	7,715,462	12/31/2014	6,997,361
Property	5	U-Haul N Miami Beach	60,678	Sq. Ft.	147		T-12 5/31/2016	1,180,965	293,877	887,088
Property	5	U-Haul Moving & Storage At Oso Blanca	77,735	Sq. Ft.	86		T-12 5/31/2016	815,732	154,516	661,216
Property	5	U-Haul Moving & Storage Of Spring Valley	60,090	Sq. Ft.	98		T-12 5/31/2016	764,647	145,476	619,171
Property	5	U-Haul Moving & Storage Of North Brunswick	65,995	Sq. Ft.	86		T-12 5/31/2016	828,184	221,993	606,191
Property	5	U-Haul Moving & Storage Of Marlboro	61,420	Sq. Ft.	90		T-12 5/31/2016	852,878	275,666	577,212
Property	5	U-Haul Moving & Storage Of Forestville Rd	37,414	Sq. Ft.	146		T-12 5/31/2016	635,266	135,842	499,424
Property	5	U-Haul Moving & Storage Of Casa Grande	85,998	Sq. Ft.	60		T-12 5/31/2016	598,139	185,501	412,637
Property	5	U-Haul Moving & Storage Of East Brunswick	39,884	Sq. Ft.	118		T-12 5/31/2016	736,818	250,565	486,254
Property	5.09	U-Haul Coeur D Alene	67,895	Sq. Ft.	65		T-12 5/31/2016	692,957	180,378	512,579
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd	76,475	Sq. Ft.	56		T-12 5/31/2016	570,501	138,545	431,956
Property	5.11	U-Haul Moving & Storage Of Little River	82,049	Sq. Ft.	49		T-12 5/31/2016	603,691	146,756	456,935
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave	47,507	Sq. Ft.	79		T-12 5/31/2016	506,657	167,675	338,982
Property	5	U-Haul Storage Of Cumming	60,475	Sq. Ft.	60		T-12 5/31/2016	502,960	122,406	380,554
Property	5	U-Haul Moving & Storage Of Haines City	57,390	Sq. Ft.	63		T-12 5/31/2016	476,601	119,124	357,477
Property	5.15	U-Haul Storage Of Downtown	46,773	Sq. Ft.	75		T-12 5/31/2016	526,003	144,703	381,299
Property	5.16	U-Haul Moving & Storage Of Salisbury	66,545	Sq. Ft.	52		T-12 5/31/2016	597,232	142,990	454,242
Property	5.17	U-Haul Center Dade County	10,600	Sq. Ft.	299		T-12 5/31/2016	391,993	105,906	286,088
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City	19,719	Sq. Ft.	122		T-12 5/31/2016	377,305	122,589	254,716
Property	5.19	U-Haul Of Stone Mountain	39,640	Sq. Ft.	59		T-12 5/31/2016	396,283	121,966	274,317
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids	60,000	Sq. Ft.	36		T-12 5/31/2016	387,858	118,220	269,637
Property	5.21	U-Haul Center North Irby St	27,068	Sq. Ft.	72		T-12 5/31/2016	347,411	118,865	228,545
Property	5.22	U-Haul Moving And Storage Of West Warner Robins	59,025	Sq. Ft.	33		T-12 5/31/2016	305,193	90,119	215,074
Property	5.23	U-Haul 36th Street	13,088	Sq. Ft.	144		T-12 5/31/2016	356,510	106,747	249,762
Loan	6	Birch Run Premium Outlets(34)	680,003	Sq. Ft.	181	L(30), D(83), O(7)	T-12 5/31/2016	21,289,560	4,748,954	16,540,606	12/31/2015	21,147,973	4,671,555	16,476,418	12/31/2014	20,299,152
Loan	7	Hall Office Park 16	194,133	Sq. Ft.	216	L(24), D(90), O(6)
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	1,372,329	Sq. Ft.	105	L(12), YM1(43), O(5)	T-12 5/31/2016	44,148,529	22,301,374	21,847,155	12/31/2015	42,670,504	21,835,684	20,834,820	12/31/2014	37,477,863
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	1,133,723	Sq. Ft.	375	L(24), DorYM0.5(89), O(7)	12/31/2015	88,180,123	17,255,195	70,924,928	12/31/2014	54,061,350	10,133,318	43,928,033
Loan	10	60 East 55th Street	36,928	Sq. Ft.	677	L(24), D(92), O(4)	T-12 6/30/2016	2,809,833	840,834	1,968,999	12/31/2015	2,585,393	888,310	1,697,084	12/31/2014	2,423,796
Loan	11	Embassy Suites Columbus	198	Rooms	116,162	L(31), D(85), O(4)	T-12 5/31/2016	10,217,593	6,882,227	3,335,366	12/31/2015	10,148,074	6,748,560	3,399,514	12/31/2014	8,738,876
Loan	12	Columbia Gorge Premium Outlets	164,227	Sq. Ft.	130	L(30), D(86), O(4)	12/31/2015	4,595,111	1,440,458	3,154,653	12/31/2014	4,226,662	1,436,562	2,790,100	12/31/2013	4,225,390
Loan	13	Hilton Garden Inn San Leandro	119	Rooms	170,378	L(25), D(91), O(4)	T-12 4/30/2016	6,748,519	3,605,557	3,142,962	12/31/2015	6,531,291	3,775,236	2,756,055	12/31/2014	5,623,624
Loan	14	Deerbrook Commons	180,631	Sq. Ft.	94	L(34), D(82), O(4)	T-12 6/30/2016	2,713,430	575,309	2,138,121	12/31/2015	2,463,215	725,409	1,737,806	12/31/2014	2,315,065
Loan	15	401 South State Street(34)(35)(36)	487,022	Sq. Ft.	98	L(25), YM1(91), O(4)	T-12 4/30/2016	10,766,431	5,700,668	5,065,763	12/31/2015	10,728,163	5,700,453	5,027,710	12/31/2014	11,014,375
Loan	16	Oxford Glen Apartments	496	Units	31,216	L(25), D(91), O(4)	T-12 4/30/2016	2,854,039	842,792	2,011,247	12/31/2015	2,885,297	883,112	2,002,185	12/31/2014	2,601,619
Loan	17	NY Rite Aid Portfolio	45,462	Sq. Ft.	263	L(25), D(92), O(3)
Property	17.01	Rite Aid - Batavia, NY	12,738	Sq. Ft.	266
Property	17.02	Rite Aid - West Seneca, NY	10,908	Sq. Ft.	292
Property	17.03	Rite Aid - Cheektowaga	10,908	Sq. Ft.	258
Property	17.04	Rite Aid - Greece, NY	10,908	Sq. Ft.	235
Loan	18	Kahana Retail(36)	32,408	Sq. Ft.	367	L(31), D(85), O(4)	T-12 5/31/2016	1,323,238	342,086	981,152	12/31/2015	1,312,348	330,933	981,415	12/31/2014	573,815
Loan	19	465 Columbus Ave	98,344	Sq. Ft.	117	L(24), D(91), O(5)	T-12 4/30/2016	1,983,111	1,195,037	788,074	12/31/2015	1,952,706	1,190,908	761,798	12/31/2014	1,850,251
Loan	20	Shoppes at Vickery Village	77,733	Sq. Ft.	137	L(25), YM1(91), O(4)	T-12 3/31/2016	1,460,506	449,051	1,011,455	T-10 12/31/2015	1,237,592	311,454	926,138
Loan	21	San Marin Shopping Center(36)	70,486	Sq. Ft.	132	L(25), D(91), O(4)	T-12 3/31/2016	1,208,785	407,775	801,010	12/31/2015	1,201,945	408,109	793,836	12/31/2014	1,239,058
Loan	22	Mapletree Gardens	242	Units	36,983	L(25), D(91), O(4)	T-12 4/30/2016	1,795,470	944,182	851,288	12/31/2015	1,674,789	840,656	834,133	T-11 11/30/2014 Ann.	1,515,541
Loan	23	North Pacific Plaza	65,423	Sq. Ft.	130	L(24), D(91), O(5)	T-12 5/31/2016	972,343	426,423	545,920	12/31/2015	908,502	399,791	508,711	12/31/2014	808,474
Loan	24	Altmonte Apartments	217	Units	32,719	L(24), D(92), O(4)	T-12 3/31/2016	1,883,402	1,018,062	865,340	12/31/2015	1,867,734	1,034,453	833,280	12/31/2014	1,784,338
Loan	25	Fourth & Milliken	19,496	Sq. Ft.	349	L(25), D(91), O(4)	T-12 5/31/2016	853,805	245,914	607,891	12/31/2015	853,635	253,197	600,438	12/31/2014	823,318
Loan	26	Holiday Inn Express Cocoa Beach	60	Rooms	101,667	L(24), D(92), O(4)	T-12 3/31/2016	2,246,077	1,258,482	987,595	12/31/2015	2,178,840	1,245,384	933,456	12/31/2014	1,943,279
Loan	27	Huntington Park	161	Units	36,646	L(24), D(92), O(4)	T-12 4/30/2016	1,198,638	698,914	499,724	12/31/2015	1,114,300	686,746	427,554	12/31/2014	1,168,009
Loan	28	Hampton Inn Eugene	61	Rooms	92,841	L(25), D(90), O(5)	T-12 3/31/2016	2,524,636	1,575,243	949,393	12/31/2015	2,494,510	1,522,980	971,530	12/31/2014	2,268,160
Loan	29	National Self Storage Portfolio	127,885	Sq. Ft.	39	L(25), D(91), O(4)	T-12 5/31/2016	859,490	420,568	438,922	12/31/2015	846,906	426,602	420,304	12/31/2014	817,090
Property	29	Joe Battle	76,055	Sq. Ft.	39		T-12 5/31/2016	511,500	254,192	257,308	12/31/2015	501,129	255,675	245,454	12/31/2014	475,001
Property	29	North Kenazo	51,830	Sq. Ft.	39		T-12 5/31/2016	347,990	166,376	181,614	12/31/2015	345,777	170,927	174,850	12/31/2014	342,089
Loan	30	Shady Haven MHC	103	Pads	44,660	L(24), D(92), O(4)	T-12 5/31/2016	631,252	242,305	388,947	12/31/2015	619,519	239,377	380,142	T-6 12/31/2014 Ann.	414,790
Loan	31	Emporia Marketplace	79,070	Sq. Ft.	53	L(25), D(91), O(4)	T-12 4/30/2016	618,856	150,774	468,082	12/31/2015	614,835	143,260	471,575	12/31/2014	601,211
Loan	32	Fresenius Medical Center Summit	8,762	Sq. Ft.	431	L(24), D(92), O(4)

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third
			Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	Expenses($)	NOI($)	Debt Yield(11)(12)	Debt Yield(11)(12)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(18)	Expiration(19)	Extension Terms(19)
Loan	1	10 Hudson Yards(34)(35)			12.9%	12.7%	134,652,875	136,011,383	44,496,991	91,514,392	362,693	1,531,628	89,620,071	Fee Simple
Loan	2	Fiserv at 2900 Westside			9.5%	8.7%	6,540,040	6,395,304	191,859	6,203,445	75,270	443,349	5,684,826	Fee Simple
Loan	3	Westfield San Francisco Centre(34)	36,493,338	48,128,023	13.1%	12.7%	58,964,187	95,016,729	38,462,539	56,554,190	157,864	1,578,636	54,817,690	Fee Simple/Leasehold	06/30/2043	One, 15-year option
Loan	4	Prudential Plaza(34)(36)	28,845,540	21,430,754	9.0%	8.3%	59,395,270	68,810,777	31,397,007	37,413,770	572,052	2,470,470	34,371,248	Fee Simple
Loan	5	U-Haul AREC Portfolio(34)	2,778,371	4,218,991	10.3%	10.1%	12,172,465	13,451,784	3,676,925	9,774,858	252,815		9,522,044	Fee Simple
Property	5	U-Haul N Miami Beach					978,312	1,180,965	298,715	882,251	12,538		869,712	Fee Simple
Property	5	U-Haul Moving & Storage At Oso Blanca					747,043	815,732	157,356	658,376	16,063		642,313	Fee Simple
Property	5	U-Haul Moving & Storage Of Spring Valley					726,860	764,647	148,143	616,503	12,417		604,086	Fee Simple
Property	5	U-Haul Moving & Storage Of North Brunswick					802,755	828,184	225,361	602,823	13,637		589,186	Fee Simple
Property	5	U-Haul Moving & Storage Of Marlboro					694,988	852,878	279,959	572,920	12,692		560,228	Fee Simple
Property	5	U-Haul Moving & Storage Of Forestville Rd					620,490	635,266	138,240	497,026	7,731		489,295	Fee Simple
Property	5	U-Haul Moving & Storage Of Casa Grande					588,170	598,139	189,105	409,034	17,770		391,264	Fee Simple
Property	5	U-Haul Moving & Storage Of East Brunswick					667,490	736,818	254,635	482,183	8,242		473,941	Fee Simple
Property	5.09	U-Haul Coeur D Alene					603,587	692,957	183,848	509,109	14,030		495,079	Fee Simple
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd					548,896	570,501	141,306	429,194	15,803		413,392	Fee Simple
Property	5.11	U-Haul Moving & Storage Of Little River					581,625	603,691	149,561	454,130	16,954		437,176	Fee Simple
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave					500,664	506,657	170,352	336,305	9,817		326,488	Fee Simple
Property	5	U-Haul Storage Of Cumming					448,374	502,960	124,847	378,113	12,496		365,616	Fee Simple
Property	5	U-Haul Moving & Storage Of Haines City					458,288	476,601	121,614	354,988	11,859		343,129	Fee Simple
Property	5.15	U-Haul Storage Of Downtown					510,187	526,003	147,492	378,511	9,665		368,846	Fee Simple
Property	5.16	U-Haul Moving & Storage Of Salisbury					577,109	597,232	145,672	451,560	13,751		437,810	Fee Simple
Property	5.17	U-Haul Center Dade County					238,139	391,993	108,087	283,906	2,190		281,715	Fee Simple
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City					306,646	377,305	124,902	252,403	4,075		248,328	Fee Simple
Property	5.19	U-Haul Of Stone Mountain					348,043	396,283	124,430	271,852	8,191		263,661	Fee Simple
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids					363,521	387,858	120,574	267,284	12,398		254,886	Fee Simple
Property	5.21	U-Haul Center North Irby St					291,364	347,411	121,567	225,844	5,593		220,251	Fee Simple
Property	5.22	U-Haul Moving And Storage Of West Warner Robins					291,253	305,193	92,105	213,089	12,197		200,892	Fee Simple
Property	5.23	U-Haul 36th Street					278,660	356,510	109,055	247,455	2,704		244,751	Fee Simple
Loan	6	Birch Run Premium Outlets(34)	4,748,944	15,550,208	13.2%	12.4%	16,959,668	21,540,481	5,266,315	16,274,165	204,001	860,362	15,209,802	Fee Simple
Loan	7	Hall Office Park 16			8.9%	8.2%	5,967,502	5,934,019	2,214,379	3,719,640	48,533	234,600	3,436,507	Fee Simple
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	19,964,921	17,512,942	19.9%	18.4%	36,696,196	51,405,707	22,733,822	28,671,885	430,466	1,720,268	26,521,151	Fee Simple
Loan	9	Vertex Pharmaceuticals HQ(34)(35)			17.9%	17.8%	95,760,191	93,423,532	17,361,124	76,062,408	283,431		75,778,977	Fee Simple
Loan	10	60 East 55th Street	749,109	1,674,687	8.9%	8.3%	3,454,897	3,282,152	1,069,269	2,212,883	7,386	130,094	2,075,403	Fee Simple
Loan	11	Embassy Suites Columbus	6,683,948	2,054,928	14.4%	12.6%	7,683,806	10,217,593	6,909,157	3,308,437	408,704		2,899,733	Fee Simple
Loan	12	Columbia Gorge Premium Outlets	1,406,191	2,819,199	13.3%	12.7%	3,029,832	4,251,935	1,411,444	2,840,491	41,059	95,655	2,703,777	Fee Simple
Loan	13	Hilton Garden Inn San Leandro	3,602,697	2,020,927	13.8%	12.4%	6,360,441	6,748,519	3,959,184	2,789,334	269,941		2,519,393	Fee Simple
Loan	14	Deerbrook Commons	705,593	1,609,472	10.4%	9.2%	2,668,588	2,497,814	728,510	1,769,305	36,126	177,551	1,555,627	Fee Simple
Loan	15	401 South State Street(34)(35)(36)	5,902,206	5,112,169	11.5%	10.0%	15,402,288	12,429,423	6,948,035	5,481,388	121,756	581,678	4,777,955	Fee Simple
Loan	16	Oxford Glen Apartments	710,012	1,891,607	10.4%	9.5%	2,867,497	2,902,124	1,296,420	1,605,703	132,432		1,473,271	Fee Simple
Loan	17	NY Rite Aid Portfolio			8.8%	8.4%	1,152,942	1,095,295	43,437	1,051,858	10,456	40,392	1,001,009	Fee Simple
Property	17.01	Rite Aid - Batavia, NY					326,804	310,464	12,278	298,186	2,930	11,411	283,845	Fee Simple
Property	17.02	Rite Aid - West Seneca, NY					307,292	291,927	11,296	280,631	2,509	10,456	267,667	Fee Simple
Property	17.03	Rite Aid - Cheektowaga					271,717	258,131	10,282	247,849	2,509	9,569	235,771	Fee Simple
Property	17.04	Rite Aid - Greece, NY					247,129	234,773	9,581	225,192	2,509	8,956	213,726	Fee Simple
Loan	18	Kahana Retail(36)	306,383	267,432	8.7%	8.3%	1,236,685	1,420,264	383,013	1,037,251	6,482	40,886	989,884	Fee Simple
Loan	19	465 Columbus Ave	1,297,737	552,514	10.7%	8.5%	2,348,922	2,350,664	1,123,744	1,226,921	24,586	230,007	972,328	Fee Simple
Loan	20	Shoppes at Vickery Village			9.3%	8.5%	1,721,047	1,501,169	504,332	996,836	18,009	75,337	903,490	Fee Simple
Loan	21	San Marin Shopping Center(36)	377,680	861,378	8.9%	8.1%	1,276,981	1,232,784	400,642	832,142	14,098	63,554	754,490	Fee Simple
Loan	22	Mapletree Gardens	916,246	599,295	10.9%	10.2%	1,942,980	1,874,782	900,874	973,908	60,742		913,166	Fee Simple
Loan	23	North Pacific Plaza	561,593	246,881	8.7%	8.0%	1,263,568	1,199,556	457,429	742,127	13,295	47,236	681,597	Fee Simple
Loan	24	Altmonte Apartments	1,046,434	737,904	12.1%	11.1%	1,908,900	1,901,221	1,043,059	858,163	70,525		787,638	Fee Simple
Loan	25	Fourth & Milliken	251,322	571,996	8.8%	8.5%	685,928	850,124	249,488	600,636	3,509	19,496	577,630	Fee Simple
Loan	26	Holiday Inn Express Cocoa Beach	1,339,020	604,259	16.0%	14.6%	2,246,077	2,246,077	1,267,056	979,021	89,843		889,177	Fee Simple
Loan	27	Huntington Park	716,026	451,983	9.8%	9.1%	1,290,144	1,248,029	671,916	576,113	40,250		535,863	Fee Simple
Loan	28	Hampton Inn Eugene	1,365,948	902,212	17.5%	15.7%	2,425,485	2,425,485	1,436,686	988,799	97,019		891,779	Fee Simple
Loan	29	National Self Storage Portfolio	449,460	367,630	9.0%	8.8%	1,160,427	859,490	407,864	451,627	12,789		438,838	Fee Simple
Property	29	Joe Battle	246,517	228,484			733,716	511,500	243,078	268,422	7,606		260,816	Fee Simple
Property	29	North Kenazo	202,943	139,146			426,711	347,990	164,785	183,205	5,183		178,022	Fee Simple
Loan	30	Shady Haven MHC	214,786	200,004	8.3%	8.2%	620,824	628,124	245,675	382,449	5,150		377,299	Fee Simple
Loan	31	Emporia Marketplace	141,078	460,132	9.8%	8.2%	652,878	548,826	142,866	405,960	34,791	29,651	341,518	Fee Simple
Loan	32	Fresenius Medical Center Summit			9.1%	8.8%	428,658	416,602	73,784	342,818	1,314	7,608	333,896	Fee Simple

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease			Lease			Lease			Lease
Property Flag	ID	Property Name	Largest Tenant(20)(21)(22)(23)(24)(25)	SF	Expiration	2nd Largest Tenant(20)(21)(22)(23)(24)	SF	Expiration	3rd Largest Tenant(21)(23)(24)	SF	Expiration	4th Largest Tenant(21)(23)(24)	SF	Expiration	5th Largest Tenant(23)(24)	SF	Expiration
Loan	1	10 Hudson Yards(34)(35)	Coach	693,938	07/31/2036	L’Oreal	411,358	08/31/2031	BCG	193,295	04/30/2032	SAP	144,065	06/30/2032	Intersection	67,058	01/31/2027
Loan	2	Fiserv at 2900 Westside	Fiserv	376,351	12/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Westfield San Francisco Centre(34)	San Francisco State University	125,483	12/31/2021	Crunchyroll, Inc.	71,614	01/31/2020	Century Theatres	52,636	09/30/2021	Bespoke	36,977	12/31/2021	True Ultimate Standards Every	28,217	02/29/2020
Loan	4	Prudential Plaza(34)(36)	Optiver US LLC	73,779	04/30/2023	Clark Hill	71,813	12/31/2032	Leydig, Voit & Mayer, Ltd.	66,783	09/30/2025	CBS Radio Holdings Corp.	63,453	04/30/2028	The Prudential Insurance Company	51,646	07/31/2025
Loan	5	U-Haul AREC Portfolio(34)
Property	5	U-Haul N Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage At Oso Blanca	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage Of Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage Of North Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage Of Marlboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage Of Forestville Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage Of Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage Of East Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.09	U-Haul Coeur D Alene	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.11	U-Haul Moving & Storage Of Little River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Storage Of Cumming	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5	U-Haul Moving & Storage Of Haines City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.15	U-Haul Storage Of Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.16	U-Haul Moving & Storage Of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.17	U-Haul Center Dade County	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.19	U-Haul Of Stone Mountain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.21	U-Haul Center North Irby St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.22	U-Haul Moving And Storage Of West Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.23	U-Haul 36th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	Birch Run Premium Outlets(34)	Pottery Barn	30,000	01/31/2023	V.F. Factory Outlet	23,975	12/31/2018	Old Navy	19,589	07/31/2017	Nike Factory Store	12,500	01/31/2020	Levi’s Outlet	12,398	01/31/2020
Loan	7	Hall Office Park 16	Paycor	37,199	09/30/2023	Jamba Juice	25,381	03/31/2027	Imagine Communications	24,896	02/14/2022	Amica Insurance	24,896	03/31/2023	Workday	17,167	05/31/2021
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	Southern California Gas Co.	469,078	10/31/2026	Sidley Austin	164,674	12/31/2023	Deloitte	112,028	01/31/2031	Latham & Watkins	97,218	12/31/2020	WeWork	92,493	07/31/2033
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	Vertex	1,082,417	12/31/2028	Bright Horizons Children’s Center	12,665	05/01/2035	Babbo Enoteca Fp, Llc	9,117	09/01/2025	Master Lease	7,300	05/01/2029	Pier 50 LLC	6,704	10/01/2024
Loan	10	60 East 55th Street	The Core Club	32,339	06/30/2026	Sweetgreen	4,589	01/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Embassy Suites Columbus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Columbia Gorge Premium Outlets	Gap Outlet	9,204	07/31/2019	Coach	9,007	01/31/2023	Loft Outlet	8,514	01/31/2022	Adidas	6,503	01/31/2020	Rue 21	6,412	01/31/2026
Loan	13	Hilton Garden Inn San Leandro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Deerbrook Commons	Movie Tavern	25,342	02/28/2021	Workforce Solutions	12,526	11/30/2020	Olive Garden	10,800	12/31/2021	It’s a Stitch	8,350	09/30/2017	Deerbrook Beauty Supply	6,416	07/14/2026
Loan	15	401 South State Street(34)(35)(36)	Robert Morris University	365,033	06/30/2024	Willow Creek Community Church	7,500	07/31/2017	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Oxford Glen Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	NY Rite Aid Portfolio
Property	17.01	Rite Aid - Batavia, NY	Rite Aid	12,738	01/14/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.02	Rite Aid - West Seneca, NY	Rite Aid	10,908	05/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.03	Rite Aid - Cheektowaga	Rite Aid	10,908	10/11/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	17.04	Rite Aid - Greece, NY	Rite Aid	10,908	02/28/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Kahana Retail(36)	FMC Kahana	9,216	03/31/2027	Bob’s Maui Dive Shop, Inc.	8,325	07/31/2018	Amakua Holdings, Inc.	4,630	08/31/2018	First Hawaiian Bank	1,992	10/31/2021	Leslie’s Family Funwear	1,528	12/31/2016
Loan	19	465 Columbus Ave	NYC Department of Environmental Protection	50,835	04/30/2024	Westchester Health Associates	9,744	01/31/2027	Effective Telemarketing, Inc.	5,206	02/28/2017	Phillips Electronics Realty, LLC	4,993	07/15/2021	Atmosphere Design Group, LLC	4,949	06/15/2024
Loan	20	Shoppes at Vickery Village	The ReThink Group	11,925	12/31/2020	Cinco Mexican Cantina	6,000	01/31/2019	Tanner’s Vickery	5,403	08/31/2019	Wade Alexander, Jr.	4,584	01/31/2019	T.L. Culinary Concepts, Inc.	4,568	02/29/2020
Loan	21	San Marin Shopping Center(36)	Apple Market	27,549	08/31/2020	Tuesday Morning, Inc.	7,525	07/15/2018	Mary’s Pizza Shack	4,144	04/30/2017	Animal Hospital of San Marin	2,196	03/31/2018	Starbucks	1,945	02/28/2021
Loan	22	Mapletree Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	North Pacific Plaza	Albertina Kerr Centers	18,276	06/30/2017	TFG Card Solutions, Inc.	7,010	04/30/2019	SolvOne, LLC	6,965	12/31/2020	Oregon Law Group	3,126	07/31/2018	Journeys Peak Travel	2,640	11/30/2018
Loan	24	Altmonte Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Fourth & Milliken	Green Mango Thai Restaurant	2,750	05/31/2023	7-Eleven Inc - Store #34287	2,680	10/31/2019	Mort Jafari dba Fatburger	2,559	10/31/2020	Lanny Ho (Bamboo Noodle & Grill)	2,211	07/31/2021	Kim To Nguyen dba Jade Nails & Spa	1,700	01/31/2021
Loan	26	Holiday Inn Express Cocoa Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Huntington Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Hampton Inn Eugene	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	National Self Storage Portfolio
Property	29	Joe Battle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	29	North Kenazo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Shady Haven MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Emporia Marketplace	Food Lion	33,000	08/15/2020	Peebles	20,000	01/31/2020	Family Dollar	8,800	06/30/2020	Rite Aid	8,450	MTM	White’s Family Shoes	2,520	05/31/2019
Loan	32	Fresenius Medical Center Summit	Fresenius Medical Center	8,762	04/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Upfront	Monthly
				Occupancy	Replacement	Replacement
Property Flag	ID	Property Name	Occupancy(4)	As-of Date	Reserves($)(27)	Reserves ($)(28)(29)
Loan	1	10 Hudson Yards(34)(35)	93.2%	07/01/2016		Springing
Loan	2	Fiserv at 2900 Westside	100.0%	08/06/2016		Springing
Loan	3	Westfield San Francisco Centre(34)	95.6%	04/30/2016		Springing
Loan	4	Prudential Plaza(34)(36)	76.4%	05/31/2016	2,525,657	47,671
Loan	5	U-Haul AREC Portfolio(34)	90.7%	05/31/2016	126,407	Springing
Property	5	U-Haul N Miami Beach	96.0%	05/31/2016
Property	5	U-Haul Moving & Storage At Oso Blanca	89.1%	05/31/2016
Property	5	U-Haul Moving & Storage Of Spring Valley	95.2%	05/31/2016
Property	5	U-Haul Moving & Storage Of North Brunswick	88.8%	05/31/2016
Property	5	U-Haul Moving & Storage Of Marlboro	90.2%	05/31/2016
Property	5	U-Haul Moving & Storage Of Forestville Rd	92.2%	05/31/2016
Property	5	U-Haul Moving & Storage Of Casa Grande	81.8%	05/31/2016
Property	5	U-Haul Moving & Storage Of East Brunswick	93.8%	05/31/2016
Property	5.09	U-Haul Coeur D Alene	97.6%	05/31/2016
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd	85.3%	05/31/2016
Property	5.11	U-Haul Moving & Storage Of Little River	88.5%	05/31/2016
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave	98.3%	05/31/2016
Property	5	U-Haul Storage Of Cumming	90.6%	05/31/2016
Property	5	U-Haul Moving & Storage Of Haines City	86.3%	05/31/2016
Property	5.15	U-Haul Storage Of Downtown	96.4%	05/31/2016
Property	5.16	U-Haul Moving & Storage Of Salisbury	86.4%	05/31/2016
Property	5.17	U-Haul Center Dade County	98.6%	05/31/2016
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City	94.0%	05/31/2016
Property	5.19	U-Haul Of Stone Mountain	98.7%	05/31/2016
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids	97.2%	05/31/2016
Property	5.21	U-Haul Center North Irby St	92.1%	05/31/2016
Property	5.22	U-Haul Moving And Storage Of West Warner Robins	80.4%	05/31/2016
Property	5.23	U-Haul 36th Street	94.1%	05/31/2016
Loan	6	Birch Run Premium Outlets(34)	87.0%	05/31/2016		Springing
Loan	7	Hall Office Park 16	95.1%	07/22/2016		4,044
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	83.0%	06/01/2016	71,744	35,872
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	99.9%	04/30/2016
Loan	10	60 East 55th Street	100.0%	06/23/2016		615
Loan	11	Embassy Suites Columbus	79.4%	05/31/2016		32,344
Loan	12	Columbia Gorge Premium Outlets	87.5%	03/01/2016		3,422
Loan	13	Hilton Garden Inn San Leandro	87.6%	04/30/2016		Borrower shall pay the greater of (i) the amount required under the Franchise Agreement and (ii) From the 1st payment through the 11th payment: 1/12th of 2% of gross income, From the 12th payment through the 23rd payment: 1/12th of 3% of gross income and 1/12th of 4% of gross income thereafter
Loan	14	Deerbrook Commons	66.1%	07/28/2016		3,011
Loan	15	401 South State Street(34)(35)(36)	76.5%	06/10/2016	2,850,000	10,210
Loan	16	Oxford Glen Apartments	93.3%	04/30/2016	953,637	12,400
Loan	17	NY Rite Aid Portfolio	100.0%	08/06/2016		873
Property	17.01	Rite Aid - Batavia, NY	100.0%	08/06/2016
Property	17.02	Rite Aid - West Seneca, NY	100.0%	08/06/2016
Property	17.03	Rite Aid - Cheektowaga	100.0%	08/06/2016
Property	17.04	Rite Aid - Greece, NY	100.0%	08/06/2016
Loan	18	Kahana Retail(36)	82.0%	04/30/2016		540
Loan	19	465 Columbus Ave	98.2%	06/30/2016		2,049
Loan	20	Shoppes at Vickery Village	93.2%	04/30/2016		1,501
Loan	21	San Marin Shopping Center(36)	80.1%	05/31/2016		1,175
Loan	22	Mapletree Gardens	94.6%	06/06/2016		5,062
Loan	23	North Pacific Plaza	96.0%	07/01/2016		1,108
Loan	24	Altmonte Apartments	98.2%	04/28/2016		6,781
Loan	25	Fourth & Milliken	100.0%	06/28/2016		292
Loan	26	Holiday Inn Express Cocoa Beach	77.7%	03/31/2016		The greater of (i) 5.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	27	Huntington Park	93.8%	07/26/2016	110,000	3,354
Loan	28	Hampton Inn Eugene	74.8%	03/31/2016		The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	29	National Self Storage Portfolio	85.4%	06/28/2016		1,066
Property	29	Joe Battle	85.2%	06/28/2016
Property	29	North Kenazo	85.8%	06/28/2016
Loan	30	Shady Haven MHC	98.1%	06/01/2016		429
Loan	31	Emporia Marketplace	100.0%	06/01/2016	125,000	4,283
Loan	32	Fresenius Medical Center Summit	100.0%	06/08/2016		110

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
			TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Property Flag	ID	Property Name	Reserves ($)(27)	Reserves ($)(28)	Reserves ($)(27)	Reserves ($)(28)(29)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserve(27)(30)	Reserves ($)(28)(29)(30)
Loan	1	10 Hudson Yards(34)(35)		Springing		Springing		Springing		159,543,940	Springing
Loan	2	Fiserv at 2900 Westside		Springing		Springing		Springing			Springing
Loan	3	Westfield San Francisco Centre(34)		Springing		Springing		Springing			Springing
Loan	4	Prudential Plaza(34)(36)	21,489,422		1,134,682	1,134,682	248,278	82,759		47,911,435	Springing
Loan	5	U-Haul AREC Portfolio(34)			645,544	Springing		Springing	388,906
Property	5	U-Haul N Miami Beach
Property	5	U-Haul Moving & Storage At Oso Blanca
Property	5	U-Haul Moving & Storage Of Spring Valley
Property	5	U-Haul Moving & Storage Of North Brunswick
Property	5	U-Haul Moving & Storage Of Marlboro
Property	5	U-Haul Moving & Storage Of Forestville Rd
Property	5	U-Haul Moving & Storage Of Casa Grande
Property	5	U-Haul Moving & Storage Of East Brunswick
Property	5.09	U-Haul Coeur D Alene
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd
Property	5.11	U-Haul Moving & Storage Of Little River
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave
Property	5	U-Haul Storage Of Cumming
Property	5	U-Haul Moving & Storage Of Haines City
Property	5.15	U-Haul Storage Of Downtown
Property	5.16	U-Haul Moving & Storage Of Salisbury
Property	5.17	U-Haul Center Dade County
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City
Property	5.19	U-Haul Of Stone Mountain
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids
Property	5.21	U-Haul Center North Irby St
Property	5.22	U-Haul Moving And Storage Of West Warner Robins
Property	5.23	U-Haul 36th Street
Loan	6	Birch Run Premium Outlets(34)		Springing		Springing		Springing
Loan	7	Hall Office Park 16		32,589	520,882	74,442		Springing		4,382,337	Springing
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	21,033,588	171,541	2,822,545	564,509		Springing		5,699,085	14,150
Loan	9	Vertex Pharmaceuticals HQ(34)(35)				Springing		Springing			Springing
Loan	10	60 East 55th Street			128,086	64,043		Springing		2,064,955
Loan	11	Embassy Suites Columbus			69,725	34,862	71,930	5,994
Loan	12	Columbia Gorge Premium Outlets	85,000	15,000	130,941	32,735		Springing	209,375		275,000
Loan	13	Hilton Garden Inn San Leandro			101,451	14,493	53,914	5,990		4,183,856	Springing
Loan	14	Deerbrook Commons	150,000	15,414	281,855	31,317		Springing
Loan	15	401 South State Street(34)(35)(36)			987,754	164,626	28,255	14,128
Loan	16	Oxford Glen Apartments			78,881	9,860	25,302	Springing	46,363
Loan	17	NY Rite Aid Portfolio			126,317	18,045	1,837	Springing
Property	17.01	Rite Aid - Batavia, NY
Property	17.02	Rite Aid - West Seneca, NY
Property	17.03	Rite Aid - Cheektowaga
Property	17.04	Rite Aid - Greece, NY
Loan	18	Kahana Retail(36)	377,320	3,401	69,108	10,125		Springing	5,225		1/12 of Annual Condo Assessments
Loan	19	465 Columbus Ave		10,244	125,400	31,350	12,564	2,513		80,000	Springing
Loan	20	Shoppes at Vickery Village		8,356	86,157	7,180	5,923	2,961	22,813	10,500
Loan	21	San Marin Shopping Center(36)		5,287	65,229	Springing		Springing			Springing
Loan	22	Mapletree Gardens			69,671	9,953		Springing	1,740
Loan	23	North Pacific Plaza	465,000	Springing	70,867	7,087	7,910	791	236,975		Springing
Loan	24	Altmonte Apartments			124,185	12,418	111,376	12,375			1/12 of Annual Condo Assessments
Loan	25	Fourth & Milliken		1,625	31,732	5,263		Springing
Loan	26	Holiday Inn Express Cocoa Beach			19,936	2,215	14,871	3,718		100,000	Springing
Loan	27	Huntington Park			60,424	7,553	32,749	8,187	12,688
Loan	28	Hampton Inn Eugene				16,667		2,262		1,102,000	Springing
Loan	29	National Self Storage Portfolio			71,052	10,150		Springing
Property	29	Joe Battle
Property	29	North Kenazo
Loan	30	Shady Haven MHC			62,693	6,269	2,958	2,958	9,625
Loan	31	Emporia Marketplace	65,000	4,942	44,727	4,970	7,649	850	127,289
Loan	32	Fresenius Medical Center Summit		Springing		Springing		Springing

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other	Environmental
Property			Reserves	Report	Engineering
Flag	ID	Property Name	Description	Date (31)(32)	Report Date
Loan	1	10 Hudson Yards(34)(35)	Remaining Construction Work Reserve (Upfront: 90,969,679); Existing TI/LC Reserve (Upfront: 34,414,188); Free Rent Reserve (Upfront: 34,160,073); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Owners’ Association Reserve (Monthly: Springing)	06/30/2016	06/27/2016
Loan	2	Fiserv at 2900 Westside	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	06/27/2016	06/27/2016
Loan	3	Westfield San Francisco Centre(34)	Ground Rent Reserve (Springing Monthly: Ground Rent Funds)	05/05/2016	05/05/2016
Loan	4	Prudential Plaza(34)(36)	Future Leasing Funds (Upfront: 35,000,000; Monthly: Springing); Rent Abatement Funds (Upfront: 12,911,435)	06/30/2015	06/26/2015
Loan	5	U-Haul AREC Portfolio(34)
Property	5	U-Haul N Miami Beach		05/18/2016	05/18/2016
Property	5	U-Haul Moving & Storage At Oso Blanca		05/18/2016	05/18/2016
Property	5	U-Haul Moving & Storage Of Spring Valley		05/18/2016	05/18/2016
Property	5	U-Haul Moving & Storage Of North Brunswick		05/20/2016	05/18/2016
Property	5	U-Haul Moving & Storage Of Marlboro		05/25/2016	05/09/2016
Property	5	U-Haul Moving & Storage Of Forestville Rd		05/19/2016	05/18/2016
Property	5	U-Haul Moving & Storage Of Casa Grande		05/11/2016	05/06/2016
Property	5	U-Haul Moving & Storage Of East Brunswick		05/20/2016	05/18/2016
Property	5.09	U-Haul Coeur D Alene		05/19/2016	05/18/2016
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd		05/18/2016	05/06/2016
Property	5.11	U-Haul Moving & Storage Of Little River		05/18/2016	05/09/2016
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave		05/09/2016	05/18/2016
Property	5	U-Haul Storage Of Cumming		05/18/2016	05/18/2016
Property	5	U-Haul Moving & Storage Of Haines City		05/23/2016	05/18/2016
Property	5.15	U-Haul Storage Of Downtown		05/11/2016	05/18/2016
Property	5.16	U-Haul Moving & Storage Of Salisbury		05/19/2016	05/18/2016
Property	5.17	U-Haul Center Dade County		05/18/2016	05/10/2016
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City		05/11/2016	05/18/2016
Property	5.19	U-Haul Of Stone Mountain		05/25/2016	05/18/2016
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids		05/19/2016	05/18/2016
Property	5.21	U-Haul Center North Irby St		05/18/2016	05/09/2016
Property	5.22	U-Haul Moving And Storage Of West Warner Robins		05/25/2016	05/18/2016
Property	5.23	U-Haul 36th Street		05/12/2016	05/18/2016
Loan	6	Birch Run Premium Outlets(34)		12/11/2015	12/11/2015
Loan	7	Hall Office Park 16	Free Rent Reserve (Upfront: 1,200,786); Prepaid Rent Reserve (Upfront: 120,479); Tax Abatement Reserve (Upfront: 731,841); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Outstanding TI Reserve (Upfront: 2,329,231)	06/29/2016	06/29/2016
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	Outstanding Free Rent (Upfront: 4,478,325); WeWork Lease (Upfront: 1,000,000); SCGC Lease (Upfront: 220,760); Jams and Latham Lease (Monthly: 14,150); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	06/28/2016	06/27/2016
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	Lease Termination Funds (Monthly: Springing)	06/10/2016	06/14/2016
Loan	10	60 East 55th Street	Sweetgreen Lease Commencement Reserve (Upfront: 1,545,000); Free Rent Reserve (Upfront: 257,500); Unfunded Tenant Obligations Reserve (Upfront: 250,000); Condominium Common Charge Fund (Upfront: 12,455)	06/06/2016	07/20/2016
Loan	11	Embassy Suites Columbus		11/03/2015	11/03/2015
Loan	12	Columbia Gorge Premium Outlets	Vans Outlet Reserve (Upfront: 275,000)	11/03/2015	11/03/2015
Loan	13	Hilton Garden Inn San Leandro	PIP Reserve (Upfront: 4,183,856; Monthly: Springing)	04/28/2016	04/28/2016
Loan	14	Deerbrook Commons		07/23/2015	07/23/2015
Loan	15	401 South State Street(34)(35)(36)		05/27/2016	05/27/2016
Loan	16	Oxford Glen Apartments		05/27/2016	05/27/2016
Loan	17	NY Rite Aid Portfolio
Property	17.01	Rite Aid - Batavia, NY		05/27/2016	05/27/2016
Property	17.02	Rite Aid - West Seneca, NY		05/27/2016	05/27/2016
Property	17.03	Rite Aid - Cheektowaga		05/27/2016	05/27/2016
Property	17.04	Rite Aid - Greece, NY		05/27/2016	05/27/2016
Loan	18	Kahana Retail(36)	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Condo Assessment Reserve (Monthly: 1/12 of Annual Condo Assessments); Rent Concession Reserve (Springing Monthly: Rent Concessions)	05/20/2015	11/19/2015
Loan	19	465 Columbus Ave	Remaining Parking/LED Conversion Reserve (Upfront: 80,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	06/08/2016	06/08/2016
Loan	20	Shoppes at Vickery Village	Unfunded Obligations Reserve (Upfront: 10,500)	04/28/2016	04/28/2016
Loan	21	San Marin Shopping Center(36)	Lease Termination Rollover Reserve (Monthly: Springing)	06/13/2016	06/13/2016
Loan	22	Mapletree Gardens		06/14/2016	06/14/2016
Loan	23	North Pacific Plaza	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	06/27/2016	06/27/2016
Loan	24	Altmonte Apartments	Condominium Funds (Monthly: 1/12 of Annual Condo Assessments)	05/10/2016	05/10/2016
Loan	25	Fourth & Milliken		07/13/2016	07/12/2016
Loan	26	Holiday Inn Express Cocoa Beach	Seasonal Working Capital (Upfront: 100,000; Monthly: Springing); PIP Reserve (Springing Monthly: Excess Cash Flow)	01/05/2016	01/05/2016
Loan	27	Huntington Park		05/04/2016	05/04/2016
Loan	28	Hampton Inn Eugene	PIP Reserve (Upfront: 1,102,000); Seasonal Working Capital (Monthly: Springing)	12/18/2015	12/18/2015
Loan	29	National Self Storage Portfolio
Property	29	Joe Battle		06/16/2016	06/16/2016
Property	29	North Kenazo		06/16/2016	06/16/2016
Loan	30	Shady Haven MHC		06/14/2016	06/13/2016
Loan	31	Emporia Marketplace		05/05/2016	05/05/2016
Loan	32	Fresenius Medical Center Summit		06/08/2016	06/10/2016

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Loan
Property Flag	ID	Property Name	Purpose	Sponsor(26)	Guarantor(33)
Loan	1	10 Hudson Yards(34)(35)	Recapitalization	Podium Fund HY REIT Owner LP	NAP
Loan	2	Fiserv at 2900 Westside	Acquisition	LCN North American Fund II REIT	LCN North American Fund II REIT
Loan	3	Westfield San Francisco Centre(34)	Refinance	Westfield America, Inc.	Westfield America, Inc.
Loan	4	Prudential Plaza(34)(36)	Refinance	Michael Silberberg; Mark Karasick	Michael Silberberg; Mark Karasick
Loan	5	U-Haul AREC Portfolio(34)	Recapitalization	AMERCO	AMERCO
Property	5	U-Haul N Miami Beach
Property	5	U-Haul Moving & Storage At Oso Blanca
Property	5	U-Haul Moving & Storage Of Spring Valley
Property	5	U-Haul Moving & Storage Of North Brunswick
Property	5	U-Haul Moving & Storage Of Marlboro
Property	5	U-Haul Moving & Storage Of Forestville Rd
Property	5	U-Haul Moving & Storage Of Casa Grande
Property	5	U-Haul Moving & Storage Of East Brunswick
Property	5.09	U-Haul Coeur D Alene
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd
Property	5.11	U-Haul Moving & Storage Of Little River
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave
Property	5	U-Haul Storage Of Cumming
Property	5	U-Haul Moving & Storage Of Haines City
Property	5.15	U-Haul Storage Of Downtown
Property	5.16	U-Haul Moving & Storage Of Salisbury
Property	5.17	U-Haul Center Dade County
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City
Property	5.19	U-Haul Of Stone Mountain
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids
Property	5.21	U-Haul Center North Irby St
Property	5.22	U-Haul Moving And Storage Of West Warner Robins
Property	5.23	U-Haul 36th Street
Loan	6	Birch Run Premium Outlets(34)	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.
Loan	7	Hall Office Park 16	Refinance	Hall Phoenix/Inwood Ltd.	Hall Phoenix/Inwood Ltd.
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	Refinance	Brookfield DTLA Holdings LLC	Brookfield DTLA Holdings LLC
Loan	9	Vertex Pharmaceuticals HQ(34)(35)	Refinance	Senior Housing Properties Trust	Senior Housing Properties Trust
Loan	10	60 East 55th Street	Refinance	Michael Fuchs; Aby Rosen	Michael Fuchs; Aby Rosen
Loan	11	Embassy Suites Columbus	Refinance	Jeffrey A. Coopersmith; Michael Levin; Benjamin J. Horn; Jeffrey A. Coopersmith, Trustee of the Jeffrey A. Coopersmith 7/27/2015 Amended and Restated Revocable Trust	Jeffrey A. Coopersmith; Michael Levin; Benjamin J. Horn; Jeffrey A. Coopersmith, Trustee of the Jeffrey A. Coopersmith 7/27/2015 Amended and Restated Revocable Trust
Loan	12	Columbia Gorge Premium Outlets	Acquisition	Francis Greenburger	Francis Greenburger
Loan	13	Hilton Garden Inn San Leandro	Acquisition	Sheenal Patel; Vamsikrishna Bonthala	Sheenal Patel; Vamsikrishna Bonthala
Loan	14	Deerbrook Commons	Refinance	Steven Yari	Steven Yari
Loan	15	401 South State Street(34)(35)(36)	Acquisition	Steven A. Cuculich, Sr.	Steven A. Cuculich, Sr.
Loan	16	Oxford Glen Apartments	Refinance	Craig Stansberry	Craig Stansberry
Loan	17	NY Rite Aid Portfolio	Acquisition	Yerachmeal Jacobson; Marc Jacobowitz	Yerachmeal Jacobson; Marc Jacobowitz
Property	17.01	Rite Aid - Batavia, NY
Property	17.02	Rite Aid - West Seneca, NY
Property	17.03	Rite Aid - Cheektowaga
Property	17.04	Rite Aid - Greece, NY
Loan	18	Kahana Retail(36)	Refinance	National Credit Tenant Investments, LLC	National Credit Tenant Investments, LLC
Loan	19	465 Columbus Ave	Refinance	Capstone Realty Group Holdings, LLC; Kabr Real Estate Investment Partners II, LLC	Capstone Realty Group Holdings, LLC; Kabr Real Estate Investment Partners II, LLC
Loan	20	Shoppes at Vickery Village	Acquisition	Russell G. Scaramella	Russell G. Scaramella
Loan	21	San Marin Shopping Center(36)	Refinance	Doerken Properties, Inc	Doerken Properties, Inc
Loan	22	Mapletree Gardens	Refinance	Mark R. Daronch	Mark R. Daronch
Loan	23	North Pacific Plaza	Refinance	John M. Klimp	John M. Klimp
Loan	24	Altmonte Apartments	Refinance	Benjamin J. Cheng	Benjamin J. Cheng
Loan	25	Fourth & Milliken	Refinance	Kosti Shirvanian	Kosti Shirvanian
Loan	26	Holiday Inn Express Cocoa Beach	Refinance	Dipak K. Patidar; Bharat Patel	Dipak K. Patidar; Bharat Patel
Loan	27	Huntington Park	Refinance	Edward P. Lorin; Charles F. Hill	Edward P. Lorin; Charles F. Hill
Loan	28	Hampton Inn Eugene	Acquisition	Charles Miano; Douglas Brown	Charles Miano; Douglas Brown
Loan	29	National Self Storage Portfolio	Refinance	John Schatzman; Robert Schoff; Richard Holdridge; Joseph Balsiger	John Schatzman; Robert Schoff; Richard Holdridge; Joseph Balsiger
Property	29	Joe Battle
Property	29	North Kenazo
Loan	30	Shady Haven MHC	Refinance	Charles A. Ellis, III; Jennifer A. Ellis; Charles A. Ellis, III as Trustee of The Ellis Family Revocable Trust u/t/d August 1, 2006	Charles A. Ellis, III; Jennifer A. Ellis; Charles A. Ellis, III as Trustee of The Ellis Family Revocable Trust u/t/d August 1, 2006
Loan	31	Emporia Marketplace	Refinance	Joshua S. Peck	Joshua S. Peck
Loan	32	Fresenius Medical Center Summit	Refinance	The David E. Cunningham Trust Dated June 2, 1998; David E. Cunningham	The David E. Cunningham Trust Dated June 2, 1998; David E. Cunningham

CD 2016-CD1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Existing		Future Debt
				Additional Debt		Permitted
Property Flag	ID	Property Name	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	10 Hudson Yards(34)(35)		1,135,000,000	643,100,000 Pari Passu Debt; 191,900,000 Subordinate Secured Debt; 300,000,000 Mezzanine Debt	NAP
Loan	2	Fiserv at 2900 Westside			None	NAP
Loan	3	Westfield San Francisco Centre(34)	LBUBS 2007-C1	498,000,000	$373,077,000 Pari Passu Debt; $124,923,000 Subordinate Secured Debt	NAP
Loan	4	Prudential Plaza(34)(36)	JPMCC 2006-LDP7; JPMCC 2006-CB16	365,000,000	Pari Passu Debt	Mezzanine
Loan	5	U-Haul AREC Portfolio(34)		46,000,000	Pari Passu Debt	NAP
Property	5	U-Haul N Miami Beach
Property	5	U-Haul Moving & Storage At Oso Blanca
Property	5	U-Haul Moving & Storage Of Spring Valley
Property	5	U-Haul Moving & Storage Of North Brunswick
Property	5	U-Haul Moving & Storage Of Marlboro
Property	5	U-Haul Moving & Storage Of Forestville Rd
Property	5	U-Haul Moving & Storage Of Casa Grande
Property	5	U-Haul Moving & Storage Of East Brunswick
Property	5.09	U-Haul Coeur D Alene
Property	5.10	U-Haul Moving & Storage At W Lake Mead Blvd
Property	5.11	U-Haul Moving & Storage Of Little River
Property	5	U-Haul Moving & Storage At Hwy 13 & Portland Ave
Property	5	U-Haul Storage Of Cumming
Property	5	U-Haul Moving & Storage Of Haines City
Property	5.15	U-Haul Storage Of Downtown
Property	5.16	U-Haul Moving & Storage Of Salisbury
Property	5.17	U-Haul Center Dade County
Property	5.18	U-Haul Moving & Storage Of Historic Ybor City
Property	5.19	U-Haul Of Stone Mountain
Property	5.20	U-Haul Moving & Storage Of Cedar Rapids
Property	5.21	U-Haul Center North Irby St
Property	5.22	U-Haul Moving And Storage Of West Warner Robins
Property	5.23	U-Haul 36th Street
Loan	6	Birch Run Premium Outlets(34)	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A	80,000,000	Pari Passu Debt	NAP
Loan	7	Hall Office Park 16			None	NAP
Loan	8	Gas Company Tower & World Trade Center Parking Garage(34)(35)	JPMCC 2006-LDP8; WBCMT 2006-C28	410,000,000	$104,000,000 Pari Passu Debt; $175,000,000 Subordinate Secured Debt; $131,000,000 Mezzanine Debt	NAP
Loan	9	Vertex Pharmaceuticals HQ(34)(35)		590,000,000	$395,000,000 of pari passu first mortgage debt; $195,000,000 of Mezzanine Debt	NAP
Loan	10	60 East 55th Street			None	NAP
Loan	11	Embassy Suites Columbus			None	NAP
Loan	12	Columbia Gorge Premium Outlets			None	NAP
Loan	13	Hilton Garden Inn San Leandro			None	NAP
Loan	14	Deerbrook Commons			None	NAP
Loan	15	401 South State Street(34)(35)(36)		39,794,374	$31,964,374 Pari Passu Debt; $7,830,000 Mezzanine Debt	Mezzanine
Loan	16	Oxford Glen Apartments	CGCMT 2006-C5		None	NAP
Loan	17	NY Rite Aid Portfolio	JPMCC 2005-LDP5		None	NAP
Property	17.01	Rite Aid - Batavia, NY	JPMCC 2005-LDP5
Property	17.02	Rite Aid - West Seneca, NY	JPMCC 2005-LDP5
Property	17.03	Rite Aid - Cheektowaga
Property	17.04	Rite Aid - Greece, NY	JPMCC 2005-LDP5
Loan	18	Kahana Retail(36)	MLCFC 2006-C1		None	Mezzanine
Loan	19	465 Columbus Ave			None	NAP
Loan	20	Shoppes at Vickery Village	RAIT 2015-FL4		None	NAP
Loan	21	San Marin Shopping Center(36)			None	Mezzanine
Loan	22	Mapletree Gardens			None	NAP
Loan	23	North Pacific Plaza			None	NAP
Loan	24	Altmonte Apartments	BSCMS 2006-T24		None	NAP
Loan	25	Fourth & Milliken	BSCMS 2006-PW13		None	NAP
Loan	26	Holiday Inn Express Cocoa Beach	BSCMS 2006-PW13		None	NAP
Loan	27	Huntington Park			None	NAP
Loan	28	Hampton Inn Eugene			None	NAP
Loan	29	National Self Storage Portfolio			None	NAP
Property	29	Joe Battle
Property	29	North Kenazo
Loan	30	Shady Haven MHC			None	NAP
Loan	31	Emporia Marketplace	JPMCC 2006-CB16		None	NAP
Loan	32	Fresenius Medical Center Summit			None	NAP

CD 2016-CD1

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CGMRC—Citigroup Global Markets Realty Corp. or one of its affiliates.

(2)	Loan No. 1 – 10 Hudson Yards – The Original Balance ($) and Cut-off Date Balance ($) of $65.0 million represent the senior non-controlling Note A-1-C1 of a $900.0 million whole loan evidenced by 13 promissory notes: 11 pari passu senior notes with an aggregate original principal balance of $708.1 million and two subordinate notes with an aggregate original principal balance of $191.9 million. Two of the senior notes with an aggregate original principal balance of $408.1 million and both of the junior notes are expected to be contributed to the Hudson Yards 2016-10HY mortgage trust. The remaining senior notes are expected to be held by Deutsche Bank AG, NY Branch (“DBNY”) or an affiliate and Goldman Sachs Mortgage Company or an affiliate and contributed to one or more future securitizations.

Loan No. 3 – Westfield San Francisco Centre – The Original Balance ($) and Cut-off Date Balance ($) of $60.0 million represent the senior non-controlling Notes A-1-EMP-C2, A-1-SFC-C2, A-1-EMP-C3 and A-1-SFC-C3 of a $558.0 million whole loan evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433.077 million and four subordinate notes with an aggregate original principal balance of $124.923 million. Eight of the senior notes with an aggregate original principal balance of $182.019 million and all of the junior notes are expected to be contributed to the DBJPM 2016-SFC mortgage trust. Four senior notes are expected to be contributed to the DBJPM 2016-C3 mortgage trust. The remaining senior notes are expected to be held by DBNY or an affiliate and JPMorgan Chase Bank, National Association (“JPMCB”) or an affiliate and contributed to one or more future securitizations.

Loan No. 4 – Prudential Plaza – The Original Balance ($) and Cut-off Date Balance ($) of $50.0 million represent non-controlling Note A-2-1 of a $415.0 million whole loan evidenced by six pari passu notes. The controlling Note A-1 with an original principal balance of $115.0 million was contributed to the COMM 2015-CCRE26 mortgage trust. The remaining four pari passu notes in the original principal amount of $250.0 are currently held by GACC or an affiliate and expected to be contributed to one or more future securitizations.

Loan No. 5 – U-Haul AREC Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $48.5 million represent the controlling Note A-1 of a $94.5 million whole evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $46.0 million and is expected to be contributed to the DBJPM 2016-C3 mortgage trust.

Loan No. 6 – Birch Run Premium Outlets – The Original Balance ($) and Cut-off Date Balance ($) of $43.0 million represent the aggregate original principal balance of the non-controlling Note A-2-A in the original principal amount of $25.0 million and the non-controlling Note A-4 in the original principal amount of $18.0 million of a $123.0 million whole loan evidenced by six pari passu notes. The pari passu companion loans are the non-controlling Note A-1-A in the original principal amount of $20.0 million which was included in the COMM 2016-DC2 mortgage trust and the non-controlling Note A-1-B in the original principal balance amount of $20.0 million, the non-controlling Note A-2-B in the original principal amount of $10.0 million and the controlling Note A-3 in the original principal balance amount of $30.0 million which are currently held by GACC or an affiliate and expected to be contributed to one or more future securitizations.

Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – The Original Balance ($) and Cut-off Date Balance ($) of $40.0 million represent the senior non-controlling Note A-1-C of a $319.0 million whole loan evidenced by eight promissory notes: six pari passu senior notes with an aggregate original principal balance of $144.0 million and two subordinate notes with an aggregate original principal balance of $175.0 million. Four of the senior notes with an aggregate original principal balance of $89.0 million and both of the junior notes are expected to be contributed to the COMM 2016-GCT mortgage trust. The remaining senior note is expected to be held by Barclays Bank PLC or an affiliate.

Loan No. 9 – Vertex Pharmaceuticals HQ – The Original Balance ($) and Cut-off Date Balance ($) of $30.0 million represent the non-controlling Note A-5 of a $425.0 million whole loan evidenced by ten pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $80.0 million, which is expected to be included in the WFCM 2016-BNK1 securitization as of the closing date, the non-controlling Note A-2-1, Note A-2-2, Note A-2-3, Note A-3 and Note A-4, in the aggregate original principal amount of $217.5 million, which are all currently held by Morgan Stanley Bank, N.A., and the non-controlling Note A-6-1, Note A-6-2 and Note A-7, in the aggregate original principal amount of $97.5 million, which are currently held by CGMRC.

Loan No. 15 – 401 South State Street – The Original Balance ($) and Cut-off Date Balance ($) of $15.76 million and approximately $15.74 million, respectively, represent the non-controlling Note A-2 of a $47.76 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal amount of $32.0 million, which was included in the CGCMT 2016-P4 securitization.t.

(3)	With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 3 – Westfield San Francisco Centre – The Mortgaged Property consists of approximately 553,366 sq. ft. of retail space and approximately 241,155 sq. ft. of office space.

Loan No. 5 – U-Haul AREC Portfolio – The U-Haul AREC Portfolio Mortgaged Properties consists of 23 properties with two additional remote properties rolled up within the parent properties in U-Haul N Miami Beach and U-Haul Moving & Storage Of Salisbury.

Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – The Mortgaged Property consists of approximately 1.3 million sq. ft. of office space and 10,436 sq. ft. of retail space. In addition, the Gas Company Tower includes 2,165 parking stalls comprised of a 979 stall on-site subterranean parking garage and the 1,186 stall World Trade Center Parking Garage.

Loan No. 20 – Shoppes at Vickery Village – The Mortgaged Property consists of approximately 62,244 sq. ft. of office space and approximately 15,489 sq. ft. of retail space.

(5)	Loan No. 15 – 401 South State Street – The Mortgaged Property has been landmarked by the City of Chicago and is on the National Register of Historic Places, protecting certain features of the Mortgaged Property including portions of interior staircases and the façade. We cannot assure you such designation will not interfere with any redevelopment or future use of the Mortgaged Property.

(6)	Loan No. 9 – Vertex Pharmaceuticals HQ – The Vertex Pharmaceuticals HQ Mortgage Loan has an ARD feature with an anticipated repayment date of August 6, 2026, with a revised interest rate equal to the sum of (1) 2.79817647%, plus (2) the product of (A) the quotient of (x) 2.79817647% divided by (y) 3.53000%, multiplied by (B) the difference between (x) the greater of (i) 6.53000% and (ii) the sum of (1) the then effective U.S. swap rate for a swap terminating on the then effective maturity date plus (2) 5.0000%, minus (y) 3.5300%, for the period from the anticipated repayment date through the final maturity date of November 6, 2028.

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the 10 Hudson Yards Loan will be 0.00125%. The Pari Passu Loan Primary Servicing Fee Rate for the Westfield San Francisco Centre Loan will be 0.00125%. The Pari Passu Loan Primary Servicing Fee Rate for the Prudential Plaza Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the U-Haul AREC Portfolio Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Birch Run Premium Outlets Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Gas Company Tower & World Trade Center Parking Garage Loan will be 0.00125%. The Pari Passu Loan Primary Servicing Fee Rate for each of the Vertex Pharmaceuticals HQ Loan and 401 South State Street Loan will be 0.00250%.

(8)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date (or in the case of an ARD loan, the related anticipated repayment date) are shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(11)	Loan No. 1 – 10 Hudson Yards – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the 10 Hudson Yards subordinate companion loans and mezzanine debt.

Loan No. 3 – Westfield San Francisco Centre – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the Westfield San Francisco Centre subordinate companion loan.

Loan No. 4 – Prudential Plaza – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – U-Haul AREC Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 6 – Birch Run Premium Outlets – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the Gas Company Tower & World Trade Center Parking Garage subordinate companion loan and mezzanine debt.

Loan No. 15 – 401 South State Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude mezzanine debt.

(12)	Loan No. 1 – 10 Hudson Yards – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude 10 Hudson Yards subordinate secured debt.

Loan No. 3 – Westfield San Francisco Centre – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude Westfield San Francisco Centre subordinate secured debt.

Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the Gas Company Tower & World Trade Center Parking Garage subordinate companion loan.

(13)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this preliminary prospectus.

Loan No. 3 – Westfield San Francisco Centre – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 6 – Birch Run Premium Outlets – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 7 – Hall Office Park 16 - The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

(14)	Loan No. 1 – 10 Hudson Yards – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value ($) are based on the “Hypothetical As-Is” appraised value of $2.15 billion as of July 1, 2016. The “Hypothetical As-Is” appraised value assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended as of July 1, 2016. As of August 1, 2016, approximately $91.0 million of contractual obligations and costs remain unexpended. Such amount was reserved upon origination of the Whole Loan. Based on the “As-Is” Appraised Value of $2.05 billion as of July 1, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 34.5% and 34.5%, respectively.

Loan No. 7 – Hall Office Park 16 – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value ($) are based on the “As-Is with Reserves” appraised value of $56.13 million as of June 30, 2016. The “As-Is with Reserves” value reflects the scheduled outstanding tenant improvement, leasing commission, rent reserves and rent abatement costs that were reserved at loan origination. Based on the “As-is” appraised value of $52.6 million as of June 30, 2016, the Cut-off Date LTV and LTV Ratio at Maturity are 79.8% and 63.6%, respectively.

Loan No. 13 – Hilton Garden Inn San Leandro – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Stabilized” value of $34.3 million, which assumes the completion of PIP renovations, the costs of which were reserved at loan origination. Based on the “As-is” appraised value of $28.5 million, the Cut-off Date LTV is 71.1%.

Loan No. 26 – Huntington Park – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value ($) are based on the “As Complete” appraised value of $8.7 million as of May 1, 2017. The “As Complete” value reflects the completion of planned renovations at the Mortgaged Property which were reserved at loan origination. Based on the “As-is” appraised value of $8.5 million as of April 28, 2016, the Cut-off Date LTV and LTV Ratio at Maturity are 69.4% and 56.6%, respectively.

Loan No. 28 – Hampton Inn Eugene – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value ($) are based on the “As Complete/Stabilized” appraised value of $8.6 million as of May 23, 2017. The “As Complete” value assumes the completion of a PIP renovation at the Mortgaged Property. Based on the “As-is” appraised value of $7.3 million as of May 23, 2016, the Cut-off Date LTV and LTV Ratio at Maturity are 77.6% and 62.9%, respectively.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.
“DorYM0.5(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 0.5% of the amount prepaid.
“DorYM0(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Prepayment Protections and Certain Involuntary Prepayments” in this preliminary prospectus.

(16)	Loan No. 1 – 10 Hudson Yards – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Defeasance of the full $900.0 million 10 Hudson Yards Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 24 payments is based on the expected CD 2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer.

Loan No. 3 – Westfield San Francisco Centre – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 24 payments is based on the expected CD 2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer.

Loan No. 4 – Prudential Plaza - On July 26, 2016, the holder of the non-controlling Note A-2-1, together with the other non-controlling pari passu companion notes (the “REMIC Election Notes”) made a REMIC election with respect to the REMIC Election Notes. As such, the defeasance lockout period for the Prudential Plaza Whole Loan will be through the first payment date after July 26, 2018. For additional information regarding the REMIC Election Notes, see “Material Federal Income Tax Considerations” in the Prospectus.

Loan No. 5 – U-Haul AREC Portfolio – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Defeasance of the full $94.5 million U-Haul AREC Portfolio Whole Loan is permitted two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected CD 2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer.

Loan No. 6 – Birch Run Premium Outlets – The lockout period will be at least 30 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $123.0 million Birch Run Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 30 payments is based on the expected CD 2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer.

Loan No. 9 – Vertex Pharmaceuticals HQ – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Defeasance of the full $425.0 million Vertex Pharmaceuticals HQ Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the date that is 42 months after the origination date. The assumed lockout period of 24 payments is based on the expected CD 2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer.

(17)	Loan No. 6 – Birch Run Premium Outlets - The borrower may, without lender consent, transfer any non-income producing portion of the Mortgaged Property to third parties or affiliates of the borrower. st.

Loan No. 19 – 465 Columbus Ave – On any date after the expiration of the lockout period, the borrower may obtain the release of an unimproved release parcel, as described in Schedule VII in the loan agreement, provided that, among other things: (i) the release parcel is a legally subdivided parcel from the Mortgaged Property and is a separate tax lot from the Mortgaged Property; (ii) the conveyance of the release parcel does not adversely affect the use or operation of, or access to or from, the portion of the Mortgaged Property and (iii) the LTV of the remaining Mortgaged Property, after release of the release parcel, is greater than 125% of the unpaid principal balance of the Mortgage Loan.

Loan No. 20 – Shoppes at Vickery Village – The borrower may transfer an outparcel at the Mortgaged Property to a third party and obtain the release of such outparcel, provided that, among other things: (i) the borrower delivers to the lender evidence satisfactory to the lender that (x) after giving effect to the outparcel release, the remaining Mortgaged Property would, among other things, constitute one or more separate tax lots from the released outparcel, comply with zoning and parking requirements and have available to it all necessary utility and other services for its development, use, occupancy and operation and (y) the owner of the released outparcel will comply with the anti-poaching restrictions that restrict solicitation of tenants at the Mortgaged Property to relocate to the released outparcel; and (ii) if required or requested, as applicable, by the lender, the borrower delivers to the lender (x) a rating agency confirmation and (y) a REMIC opinion with respect to the release. In addition, if at the time of such release the loan-to-value ratio of the remaining Mortgaged Property would exceed 125% immediately after such release, then the related borrower is required to pay down the outstanding principal balance of the Mortgage Loan by a “qualified amount,” as that term is defined in the IRS Revenue Procedure 2010-30 (as the same may be amended or modified from time to time), unless the lender receives an opinion of counsel that, if the foregoing prepayment is not made, any applicable securitization trust will not fail to maintain its status as a REMIC as a result of such release.

Loan No. 31 – Emporia Marketplace – The borrower may transfer an outparcel at the Mortgaged Property to a third party and obtain the release of such outparcel, provided that, among other things: (i) the borrower delivers to the lender evidence satisfactory to the lender that (x) after giving effect to the outparcel release, the remaining Mortgaged Property would, among other things, constitute one or more separate tax lots from the released outparcel, comply with zoning and parking requirements and have available to it all necessary utility and other services for its development, use, occupancy and operation and (y) the owner of the released outparcel will comply with the anti-poaching restrictions that restrict solicitation of tenants at the Mortgaged Property to relocate to the released outparcel; and (ii) if required or requested, as applicable, by the lender, the borrower delivers to the lender (x) a rating agency confirmation and (y) a REMIC opinion with respect to the release. In addition, if at the time of such release the loan-to-value ratio of the remaining Mortgaged Property would exceed 125% immediately after such release, then the related borrower is required to pay down the outstanding principal balance of the Mortgage Loan by a “qualified amount,” as that term is defined in the IRS Revenue Procedure 2010-30 (as the same may be amended or modified from time to time), unless the lender receives an opinion of counsel that, if the foregoing prepayment is not made, any applicable securitization trust will not fail to maintain its status as a REMIC as a result of such release.

(18)	Loan No. 1 – 10 Hudson Yards – The borrower, who owns the fee simple interest in the Mortgaged Property, has entered into (i) a company lease agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the New York City Industrial Development Agency (the “IDA”), as tenant, pursuant to which borrower leased the Mortgaged Property to the IDA, and (ii) an agency lease agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the Mortgaged Property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the Mortgage Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the Mortgaged Property in the amounts set forth in a schedule to the IDA Lease. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation (“HYIC”) in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the Mortgaged Property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the Mortgage securing the 10 Hudson Yards Whole Loan.

Loan No. 2 – Fiserv at 2900 Westside - In order to obtain and maintain certain real property tax abatements, the predecessor to the borrower entered into a municipal bond structure with the local development authority, the Development Authority of Alpharetta (the “DAA”) pursuant to which, the DAA acquired the fee interest in the Mortgaged Property in 2014 and issued certain municipal bonds (the “DAA Bonds”). In exchange, the predecessor to the borrower obtained the leasehold interest in the Mortgaged Property from the DAA and received 100% of the DAA Bonds. In connection with the acquisition of the Mortgaged Property, the borrower acquired ownership of the leasehold interest in the property, subject to the DAA’s temporary fee interest. The rent payable by the borrower to the DAA under the ground lease is equal to the principal and interest payments due to the borrower under the DAA Bonds and, therefore the rental payments and bond payments offset each other. At any time prior to December 31, 2025, the borrower is entitled to purchase the Mortgaged Property back from the DAA, terminate the ground lease and Fiserv at 2900 Westside Property will automatically be released from the lien of the subordinate mortgage. In order to effectuate the purchase, (i) the DAA has executed a deed conveying the property to the borrower, which deed is currently held in escrow with a third party escrow agent and (ii) such deed of conveyance will be recorded upon the surrender of the DAA Bonds by the borrower to the bond trustee and payment of certain nominal fees and expenses in connection with such surrender. The loan documents require borrower to exercise this purchase option at the expiration of the ground lease term on December 31, 2025 and the fee interest will revert to the borrower. The DAA Bonds are additional collateral for the Mortgage Loan and the DAA has encumbered its fee interest in the Mortgaged Property in favor of the lender.

Loan No. 5 – U-Haul AREC Portfolio – Certain of the Mortgaged Properties are secured by the borrowers’ leasehold interest in the Mortgaged Property along with the corresponding fee simple interest of the ground lessor in such Mortgaged Property. As such, the borrowers’ interest in each Mortgaged Property is deemed to be a fee interest.

(19)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 3 – Westfield San Francisco Centre – The San Francisco Centre portion of the Mortgaged Property is subject to a ground lease with an initial expiration of June 30, 2043 and includes one renewal option for a 15-year term.

(20)	Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – The Largest Tenant, Southern California Gas Co., occupies various spaces at the Mortgaged Property that represent in the aggregate 34.2% of the Mortgaged Property’s net rentable area with various lease expirations. The expiration date with respect to 385,057 sq. ft. (28.1% of the Mortgaged Property’s net rentable area) is October 31, 2026. The expiration date with respect to 56,014 sq. ft. (4.1% of the Mortgaged Property’s net rentable area) is March 31, 2019. The expiration date with respect to 28,007 sq. ft. (2.0% of the Mortgaged Property’s net rentable area) is December 31, 2017.

Loan No. 19 – 465 Columbus Ave – The Second Largest Tenant, Westchester Health Associates, occupies three spaces representing 14.3% of the NRA with various lease expirations. The expiration date with respect to one space totaling 9,744 sq. ft. (9.9% of the Mortgaged Property’s net rentable area) is January 31, 2027. The expiration date with respect to the remaining two spaces totaling 4,289 sq. ft. (4.4% of the Mortgaged Property’s net rentable area) is February 28, 2027.

Loan No. 20 – Shoppes at Vickery Village – The Largest Tenant, The ReThink Group, occupies three spaces, representing in the aggregate 15.3% of the NRA, with various lease expirations. Two spaces with a combined 9,250 sq. ft. expire in December 2020 and one space of 2,675 sq. ft. expires in March 2018.

(21)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non contingent early termination options for those tenants listed in Annex A 1:

Loan No. 1 – 10 Hudson Yards – The Third Largest Tenant, BCG, has a one-time right to reduce its leased space by up to two full contiguous floors (either in the top half or bottom half of their space), which right may be exercised either (i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, with 18 months’ prior written notice and payment of a contraction fee.

Loan No. 2 – Fiserv at 2900 Westside – The Sole Tenant, Fiserv, has two contraction options which can be executed with at least 12 months written notice. The first contraction option allows Fiserv to contract up to one full floor in the East Building, effective as of December 31, 2020. The second contraction option allows Fiserv to contract up to two full floors in the East Building, inclusive of any space contracted by exercise of the first contraction option, effective as of December 31, 2022. If the second contraction option is exercised, the space contracted must be contiguous space to any space contracted through exercise of the first contraction space and include the balance of the floor on which the first contraction space was located if the first contraction options is less than one full floor. Any space contracted through exercise of either the first or second contraction option must consist of at least one-half of the rentable sq. ft. on a floor.

Loan No. 3 – Westfield San Francisco Centre – The Largest Tenant, San Francisco State University, has a termination option for the entirety of its space effective December 31, 2018 and requires notice by September 30, 2017, and payment of a termination fee equal to the then unamortized sum of (A) the total tenant improvement allowance granted to the tenant and (B) the total amount of brokerage commissions paid by the landlord.

Loan No. 4 – Prudential Plaza – The Second Largest Tenant, Clark Hill, has the right to terminate its lease beginning on the last day of the 10th year of the lease term, upon at least 15 months prior written notice, subject to a termination fee equal to then unamortized leasing costs associated with the Clark Hill lease amortized at a rate of 8% per year. The Fifth Largest Tenant, The Prudential Insurance Company, has the right to terminate its lease beginning on July 31, 2022 upon 12 months written notice, subject to a termination fee equal to (i) two times the monthly gross rent and (ii) the then unamortized leasing costs associated with the Prudential Insurance Company lease amortized at a rate of 8% per year.

Loan No. 7 – Hall Office Park 16 – The Second Largest Tenant, Jamba Juice Company, has the right to terminate its lease effective April 30, 2024, upon 12 months’ notice and payment of a termination fee equal to four months’ rent and any unamortized leasing costs at 8.0%. The Fourth Largest Tenant, Amica Insurance, has a one-time right to terminate its lease at any time on October 31, 2020, with nine months’ notice, subject to a termination fee equal to (i) two times the monthly gross rent and (ii) unamortized leasing costs at 8.0%.

Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – The Largest Tenant, Southern California Gas Co., has a termination option for the entirety of its space leased pursuant to its main lease effective November 9, 2021 upon notice by May 9, 2020, and payment of a termination fee equal to the then unamortized sum of (A) the total tenant improvement allowance granted to the tenant and (B) the free rent paid by the landlord. The Largest Tenant, Southern California Gas Co., also has seven contraction options; (i) the ongoing right to terminate Suite 270 upon three months written notice; (ii) the one-time right to contract one full floor, either the uppermost or lowest full floor or their space at the Mortgaged Property, on November 9, 2019 upon notice given on August 9, 2018; (iii) provided that if the tenant does not exercise the preceding right to contract a full floor, the tenant may contract up to two full floors of its space consisting of (a) the two uppermost floors or (b) two lowest full floors with payment of a termination fee equal to the sum of the unamortized TI/LC and free rent. Notice of election to contract space must be given on or before (A) August 9, 2019 if the tenant is only terminating one floor, and (B) May 19, 2019 if the tenant is terminating two floors; (iv) a one-time right to terminate up to 12,805 sq. ft. in Suite 2200 on December 31, 2016 upon three months written notice; (v) may terminate Suite 2300 effective March 24, 2017 or March 24, 2018 upon six months written notice; (vi) a one-time right to contract 14,500 sq. ft. in Suite 2800 effective July 31, 2017 upon written notice on April 30, 2017 and (vii) an ongoing right to terminate 10,655 sq. ft. of storage space in suites 0650S, GE05, P604, P605, P706, P717 upon 30 days’ notice. The Second Largest Tenant, Sidley Austin LLP, has a contraction right effective as of December 31, 2018 with notice by December 31, 2017. Contraction space can be one full floor or all of the tenant’s continuous space on any floor where the tenant leases a portion of the floor and will either be the uppermost or lowermost floor of Sidley Austin’s contiguous floors or any noncontiguous floor subject to a contraction fee equal to the sum of (a) unamortized free rent, tenant improvement allowance, early refurbishment allowance, brokerage fees and commissions, and (b) three months of base rent and additional rent/pass through. The Third Largest Tenant, Deloitte, has a one-time right to contract up to one full floor of either the highest or lowest floor of the tenant’s space. Deloitte must exercise the right on or before November 30, 2021 which contraction becomes effective February 28, 2023. The contraction fee is equal to a sum of the unamortized concessions, leasehold improvements, any free rent and brokerage fees.

Loan No. 10 – 60 East 55th Street – The Second Largest Tenant, Sweetgreen, has the right to terminate its lease within the 30 days following February 1, 2017 if the lease commencement date has not yet occurred for any reason other than (i) the unavailability or delay in delivery of any specialty items chosen by Sweetgreen, (ii) delays or interference caused by Sweetgreen, or (iii) unavoidable delay, not to exceed 60 days in the aggregate. The lease will terminate 30 days after the date notice is given. The borrower has the ability to nullify Sweetgreen’s termination notice by substantially completing the outstanding work for which is it responsible within Sweetgreen’s notice period.

Loan No. 14 – Deerbrook Commons – The Third Largest Tenant, The Woodland Religious Community Inc., has the ongoing right to terminate its lease effective September 30 of each year of the lease term through September 30, 2019 upon written notice 60 days prior to the termination date and the payment of a termination fee equal to the borrower’s unamortized lease costs.

Loan No. 19 – 465 Columbus Ave – The Largest Tenant, the NYC Department of Environmental Protection, has the right to terminate its lease effective April 2018, April 2020 and April 2022 upon one year’s prior written notice. The Second Largest Tenant, Westchester Health Associates, has the right to terminate its lease effective July 2021 and July 2023 upon eight month’s written notice.

Loan No. 31 – Emporia Marketplace – The Second Largest Tenant, Peebles, has the right to terminate its lease at any time by written notice if, for a period of 12 months, more than 30% of the gross leasable area of the Mortgaged Property (excluding the Peebles space) is closed for business to the public.

(22)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 3 – Westfield San Francisco Centre – The Largest Tenant, San Francisco State University, is subleasing approximately 18,354 sq. ft. to San Francisco Examiner and approximately 18,712 sq. ft. to Westfield Labs. The sub-leased premises will be subject to the San Francisco State University lease that expires December 31, 2021. In addition, the Second Largest Tenant, Crunchyroll, Inc., is subleasing approximately 30,000 sq. ft. to GoPro, Inc. The sublease expires in June, 2017. During the sublease period, Crunchyroll, Inc. is required to pay the borrower, as additional rent, 50% of all rent, additional rent or other consideration paid by GoPro, Inc. to Crunchyroll, Inc. in excess of the rent and additional rent already payable for such space under the prime lease. The lender did not include any related sublease income in its underwriting

Loan No. 4 – Prudential Plaza – McGraw Hill Financial, Inc. is currently a tenant under various leases that represent in the aggregate 175,888 square feet, of which 151,662 sq. ft. will expire on November 30, 2016. McGraw Hill Financial, Inc. currently subleases 23,199 sq. ft. to The University of Chicago and 49,998 sq. ft. to McDermott Will & Emery LLP, with both subleases expiring on November 30, 2016. McDermott Will & Emery LLP has signed a direct lease to take over the space that it is currently subleasing from McGraw Hill Financial,

Inc. when McGraw Hill Financial, Inc.’s lease expires on November 30, 2016. Other than the lease for 24,226 sq. ft. that expires on November 30, 2026, the McGraw Hill Financial, Inc. leased space was not given any value in underwriting the Prudential Plaza Whole Loan.

(23)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 1 – 10 Hudson Yards – At origination the borrower deposited $34,160,073 into an free rent reserve account of which $1,851,106 is related to the Second Largest Tenant, L’Oreal, $12,032,622 is related to the Third Largest Tenant, BCG, $10,529,239 is related to the Fourth Largest Tenant, SAP and $3,367,625 related to the Fifth Largest Tenant, Intersection.

Loan No. 4 – Prudential Plaza – At origination, the borrower deposited $12,911,435 into a free rent reserve for existing rent abatement amounts for monthly payments starting August 2015 through June 2017 for free rents.

Loan No. 7 – Hall Office Park 16 – At origination, the borrower deposited approximately $1,200,786 into a rent abatement reserve account of which $529,855 is related to the Largest Tenant, Paycor, and $609,144 related to the Second Largest Tenant, Jamba Juice.

Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – At origination, the borrower deposited $4,478,325 into a free rent reserve account of which $4,160,360 relates to a free rent period for the Largest Tenant, Southern California Gas Co. through October 2016 and $317,695 of which relates to the Third Largest Tenant, Latham & Watkins.

Loan No. 10 – 60 East 55th Street – At origination, the borrower deposited $257,500 into a free rent reserve account with respect to the second largest tenant, Sweetgreen, for six months of free rent.

(24)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 1 – 10 Hudson Yards – The Third Largest Tenant, BCG, is expected to take occupancy by the end of 2016, with rent commencing in May 2017. The Fourth Largest Tenant, SAP, is expected to take occupancy in the fall of 2016, with rent commencing in June 2017. The Fifth Largest Tenant, Intersection, is expected to take occupancy in the fall of 2016, with rent commencing in January 2017 for the space on the 26th floor and July 2017 for the space on the 27th floor.

Loan No. 4 – Prudential Plaza – The Largest Tenant, Optiver US LLC, currently occupies approximately 73,779 sq. ft. at the Mortgaged Property, has entered into a lease to occupy an additional approximately 25,450 sq. ft., which will commence in May 2017. In addition, the Second Largest Tenant, Clark Hill, has entered into a lease to occupy approximately 71,813 sq. ft. which will commence in January 2017.

Loan No. 7 – Hall Office Park 16 – The Second Largest Tenant, Jamba Juice Company, has entered into a lease to occupy approximately 25,381 sq. ft., which will commence in October 2016. The Largest Tenant, Paycor, has entered into a lease to expand its space by 25,321 sq. ft. and is expected to take occupancy effective August 2016.

Loan No. 9 – Vertex Pharmaceuticals HQ – The Fourth Largest Tenant, which totals 0.6% of the net rentable area, represents unoccupied space that is master leased by an affiliate of the original developer of the property. Underwritten revenues include income from the Fourth Largest Tenant.

Loan No. 10 – 60 East 55th Street – The Second Largest Tenant, Sweetgreen, which leases approximately 12.4% of the NRA at the Mortgaged Property, has executed a lease but has not commenced paying rent. At origination, the borrower deposited $1,545,000 (3 years’ worth of Sweetgreen rent) into a holdback reserve account, which funds will be disbursed upon, among the satisfaction of other conditions, the lender’s receipt of a rent commencement letter. In addition, the borrower deposited $257,500 into a free rent reserve account.

Loan No. 14 – Deerbrook Commons – The Fifth Largest Tenant, Deerbrook Beauty Supply, has entered into a lease to occupy approximately 6,416 sq. ft., which will commence in August 2016.

Loan No. 20 – Shoppes at Vickery Village – The Largest Tenant, The ReThink Group, has commenced paying rent for its retail space at the Mortgaged Property (5.1% of the NRA) but is not yet opened for business. The tenant also occupies two office spaces currently open for business at the Mortgaged Property, which total 10.3% of the NRA.

(25)	Loan No. 14 – Deerbrook Commons – The Largest Tenant at the Mortgaged Property, Spirit Halloween, is currently occupying 29,500 sq. ft. of net rentable area on a lease that expires on November 16, 2016. The tenant was not included in the Most Recent Occupancy calculation and the lender did not include any related income in its underwriting.

(26)	Loan No. 12 – Columbia Gorge Premium Outlets – The borrowers, Austell Columbia Gorge Equities LLC, TEI Diversified Columbia Gorge LLC and TEI Columbia Gorge Investors LLC are structured as tenants-in-common and are each Delaware limited liability companies, respectively, each a single purpose entity structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrowers and non-recourse carve-out guarantor is Francis Greenburger.

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 7 – Hall Office Park 16 – The borrower is entitled to receive annual payments from the City of Frisco, Texas (the “City”) pursuant to a tax rebate agreement to reimburse it for a portion of the annual ad valorem taxes paid by the borrower. The borrower reserved $731,841 with lender, which amount may be returned to the borrower upon delivery of the City’s consent to an assignment of the tax rebate agreement to the lender, and its successors and assigns, in the event of a foreclosure. In the event that the borrower does not obtain the consent of the City, the Mortgage Loan documents provide that the amounts on reserve the may be reimbursed to the borrower from time to time upon delivery by the borrower of a receipt or other documentation evidencing a tax reimbursement payment to borrower from the City pursuant to the tax rebate agreement.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(29)	Loan No. 4 – Prudential Plaza – Commencing on the payment date in August 2016, borrower will deposit $236,236 in a future leasing reserve account until August 2018, on which date the amount will increase to $377,978. Such payments will continue until either (i) 85% of the Mortgaged Property’s net rentable area is leased or (ii) a transfer or assumption of the Mortgaged Property with a third party in an arm’s length transaction occurs; provided that in either case monthly deposits of $190,686 will be required if the future leasing reserve balance drops below $5,000,000 for so long as it is less than $8,000,000.

Loan No. 13 – Hilton Garden Inn San Leandro – The borrower is required to deposit the greater of (i) 1/12th of 2.0% of the prior year’s gross revenues through and including June 6, 2017, 1/12th of 3.0% of the prior year’s gross revenues beginning July 6, 2017 through and including June 6, 2018 and 1/12th of 4.0% of the prior year’s gross revenues thereafter or (ii) any amount required under the franchise agreement for FF&E work.

Loan No. 27 – Holiday Inn Express Cocoa Beach – On the origination date, the borrower deposited $100,000 into a Seasonal Working Capital Reserve. If the amount of the Seasonal Working Capital Reserve falls below $50,000, then (i) if a Trigger Period is continuing, on each monthly payment date, all available cash is required to be deposited with lender until the balance in the Seasonal Working Capital Reserve Account equals or exceeds $100,000, or (ii) if no Trigger Period is continuing, then on each monthly payment date in January, February, March, April, May, June, July, October and November the borrower is required to make deposits into the Seasonal Working Capital Reserve Account in an amount equal to $11,000 until the balance in Seasonal Working Capital Reserve Account equals or exceeds $100,000.

Loan No. 28 – Hampton Inn Eugene – On each monthly payment date occurring in October and November, the borrower is required to deposit $22,000 into the Seasonal Working Capital Reserve.

Loan No. 28 – Hampton Inn Eugene – On each monthly payment date beginning in August 2016 through and including the monthly payment date in October 2016, the borrower is required to deposit $16,667 into the Tax Reserve, and on each monthly payment date occurring in November 2016 and each monthly payment date thereafter, the borrower is required to deposit an amount equal to one-twelfth of the estimated taxes that will be payable in the following 12 months, initially estimated to be $4,167, into the Tax Reserve.

Loan No. 31 – Emporia Marketplace – On each monthly payment date, the borrower is required to deposit $4,283 into the replacement reserve account until such time that the roof at the Mortgaged Property has been replaced. Upon completion of the roof replacement, the monthly deposit into the replacement reserve account will be reduced to $988.

(30)	Loan No. 3 – Westfield San Francisco Centre – In lieu of making payments to any of the reserve accounts, the borrowers may deliver to lender a letter of credit or guaranty with respect to any reserve. Additionally, the borrowers may deliver to the lender a letter of credit in lieu of deposits previously made to any of the reserve accounts. Other than with respect to the Zara Letter of Credit, upon delivery of a letter of credit, the lender will disburse an amount equal to the face value of the letter of credit from the applicable reserve account to the borrowers. At loan origination, the borrowers delivered to lender two letters of credit in the aggregate amount of $4,300,000 from UBS AG Bank in lieu of depositing a cash reserve to lender to cover the gap rent and the tenant improvement obligations associated with the Zara lease.

Loan No. 8 – Gas Company Tower & World Trade Center Parking Garage – In lieu of making a cash payment for deposit into a springing reserve that is triggered upon the Mortgage Loan’s debt service coverage ratio falling below the levels required by the loan documents, the borrower may deliver to the lender a letter of credit in an amount sufficient to cure such debt service coverage shortfall.

(31)	Loan No. 14 – Deerbrook Commons – The Phase I environmental report for the Deerbrook Commons Mortgaged Property recommended that a Phase II report be completed to assess whether subsurface soil and/or groundwater have been significantly impacted by the historical use of an on-site dry cleaner. The Phase II investigation was completed on August 24, 2015 and recommended no further investigation be taken at this time.

(32)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans— Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this preliminary prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
5	U-Haul AREC Portfolio	$48,500,000	6.9%	$10,000,000	Yes	8/12/2019
17	NY Rite Aid Portfolio – Rite Aid – Cheektowaga	$2,816,485(1)	1.7%	$1,000,000	Yes	6/26/2026

(1)	The Mortgage Loan Cut-off Date Balance represents the allocated loan amount for the Rite Aid – Cheektowaga Mortgaged Property.

(33)	Loan No. 1 – 10 Hudson Yards - There is neither a nonrecourse carveout guarantor nor an environmental indemnitor other than the related borrower.

(34)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield
1	10 Hudson Yards(1)	$65,000,000	$643,100,000	$708,100,000	3.29x	41.9%	10.2%
3	Westfield San Francisco Centre(2)	$60,000,000	$373,077,000	$433,077,000	3.68x	35.5%	13.1%
4	Prudential Plaza	$50,000,000	$365,000,000	$415,000,000	1.77x	64.6%	9.0%
5	U-Haul AREC Portfolio	$48,500,000	$46,000,000	$94,500,000	1.64x	67.4%	10.3%
6	Birch Run Premium Outlets	$43,000,000	$80,000,000	$123,000,000	2.90x	59.4%	13.2%
8	Gas Company Tower & World Trade
	Center Parking Garage (3)	$40,000,000	$104,000,000	$144,000,000	5.23x	23.6%	19.9%
9	Vertex Pharmaceuticals HQ	$30,000,000	$395,000,000	$425,000,000	6.28x	35.5%	17.9%
15	401 South State Street	$15,742,454	$31,964,374	$47,706,828	1.59x	62.4%	11.5%

(1)	The Whole Loan Cut-off Date Balance excludes two subordinate companion notes in the original principal amount of approximately $191.9 million.
(2)	The Whole Loan Cut-off Date Balance excludes four subordinate companion notes in the original principal amount of approximately $124.9 million.
(3)	The Whole Loan Cut-off Date Balance excludes two subordinate companion notes in the aggregate original principal amount of $175.0 million.

(35)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date / ARD	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

1	10 Hudson Yards(1)	$65,000,000	9.2%	$300,000,000	4.6500%	8/6/2026	Yes	55.8%	2.17x	7.6%
	Gas Company Tower &
8	World Trade Center	$40,000,000	5.7%	$131,000,000	6.5000%	8/6/2021	Yes	73.6%	1.34x	6.4%
	Parking Garage(2)
9	Vertex Pharmaceuticals HQ	$30,000,000	4.3%	$195,000,000	5.1250%(3)	8/6/2026	Yes	51.8%	3.42x	12.3%
15	401 South State Street	$15,742,454	2.2%	$7,830,000(4)	12.000%	7/6/2026	Yes	72.6%	1.21x	9.9%

(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.2 billion, which includes the 10 Hudson Yards Mortgage Loan and ten other senior pari passu companion loans in an aggregate original amount of $708.1 million, two subordinate companion loans with an original amount of $191.9 million and one mezzanine loan with an original amount of $300.0 million.

(2)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $450.0 million, which includes the Gas Company Tower & World Trade Center Parking Garage Mortgage Loan and five other senior pari passu companion loans in an aggregate original amount of $144.0 million, two subordinate companion loans with an original amount of $175.0 million and one mezzanine loan with an original amount of $131.0 million.

(3)	The related mezzanine loan bears interest at an increased rate, payable currently, after its anticipated repayment date. The mezzanine loan’s final maturity date is November 6, 2028.

(4)	The related mezzanine loan may be increased to a maximum principal balance of $9,830,000 based on certain conditions being satisfied under the related mezzanine loan documents.

(36)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
4	Prudential Plaza	$50,000,000	7.1%	Yes	1.40x	64.6%	9.0%
15	401 South State Street(1)	$15,742,454	2.2%	Yes	1.45x	N/A	9.5%
18	Kahana Retail	$11,900,000	1.7%	Yes	1.25x	75.0%	7.5%
21	San Marin Shopping Center	$9,300,000	1.3%	Yes	1.25x	65.0%	8.0%

(1)	The related mezzanine borrower may request one or more advances of principal under the existing mezzanine loan as a result of which the mezzanine loan may be increased to a maximum principal balance of $9,830,000, subject to the satisfaction by the mezzanine borrower of certain conditions contained in the related mezzanine loan documents, including the debt service coverage ratio and debt yield requirements listed in the foregoing table.